HomeBanc Mortgage Trust 2006-1

Mortgage Pass-Through Certificates, Series 2006-1

$431,710,000 (Approximate)

Subject to Revision

March 24, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMorgan

New Issue Free Writing Prospectus

$431,710,000

(Approximate, subject to +/- 10% variance)

HomeBanc Mortgage Trust 2006-1

Issuing Entity

HMB Acceptance Corp.

Depositor

HomeBanc Mortgage Corporation

Sponsor

Wells Fargo Bank, N.A.

Master Servicer

HomeBanc Mortgage Corporation

Servicer

J.P. Morgan Securities Inc.

Bear, Stearns & Co. Inc.

Underwriters

Mortgage Pass-Through Certificates, Series 2006-1

March 24, 2006

JPMorgan Contact List

Mortgage Bank Securities			Syndicate/Sales Desk
Origination:	Stan Labanowski	834-9312	Brian McDonald	834-4154
	Rosa Hyun	834-9418	Andy Cherna	834-4154
	Jim Glinski	834-9147	Randall Outlaw	834-4154
	Haroon Jawadi	834-5308	Melissa Traylor	834-4154
	Ekaterina Fayn	834-9112

Trading:	Greg Boester	834-2499
	Eric Norquist	834-2499

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494
Amanda Hopkins	(212) 438-2465

Moody’s
Todd Swanson	(415) 274-1714

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor

Preliminary Term Sheet                                              Date Prepared: March 24, 2006

$431,710,000

HomeBanc Mortgage Trust 2006-1

Class(2)	Principal Amount ($) (1)	Coupon Type/Rate	Interest Accrual Basis	WAL (Years) Call/Mat (3)	Pmt Window (Months) Call/Mat (2,3)	Exp. Rating (Mdy/SP)	Assumed Final Distribution Date(4)	Certificate Type
1-A-1	28,712,700	Net WAC - 0.15%	30/360	1.96 / 1.96	1-36 / 1-36	Aaa/AAA	April 1, 2037	Pool 1 Super Senior
1-A-2	3,190,300	Net WAC - 0.15%	30/360	1.96 / 1.96	1-36 / 1-36	Aaa/AAA	April 1, 2037	Pool 1 Senior Support
2-A-1	90,296,000	Net WAC - 0.15%	30/360	2.56 / 2.56	1-61 / 1-61	Aaa/AAA	April 1, 2037	Pool 2 Super Senior
2-A-2	10,033,000	Net WAC - 0.15%	30/360	2.56 / 2.56	1-61 / 1-61	Aaa/AAA	April 1, 2037	Pool 2 Senior Support
3-A-1	171,447,000	Net WAC - 0.15%	30/360	1.80 / 1.80	1-57 / 1-57	Aaa/AAA	April 1, 2037	Pool 3 Super Senior Sequential
3-A-2	54,644,000	Net WAC - 0.15%	30/360	6.26 / 6.40	57-81 / 57-85	Aaa/AAA	April 1, 2037	Pool 3 Super Senior Sequential
3-A-3	25,121,000	Net WAC - 0.15%	30/360	2.88 / 2.91	1-81 / 1-85	Aaa/AAA	April 1, 2037	Pool 3 Senior Support
4-A-1	43,439,000	Net WAC - 0.15%	30/360	2.87 / 3.10	1-81 / 1-120	Aaa/AAA	April 1, 2037	Pool 4 Super Senior
4-A-2	4,827,000	Net WAC - 0.15%	30/360	2.87 / 3.10	1-81 / 1-120	Aaa/AAA	April 1, 2037	Pool 4 Senior Support
M-1	13,708,000	Net WAC - 0.15%	30/360	Not Offered Hereby		AA	April 1, 2037	All Pools Mezzanine
M-2	6,118,000	Net WAC - 0.15%	30/360	Not Offered Hereby		A	April 1, 2037	All Pools Mezzanine
B-1	3,634,000	Net WAC - 0.15%	30/360	Not Offered Hereby		BBB	April 1, 2037	All Pools Subordinate
R				Not Offered Hereby
Total	455,170,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.  The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization requirements and excess spread.  It is anticipated that the sizes will change upon confirmation from the Rating Agencies.

(2)

The Class 1-A-1 and Class 1-A-2 Certificates are backed primarily by the cash flow from the Pool 1 Mortgage Loans (as defined herein).  The Class 2-A-1 and Class 2-A-2 Certificates are backed primarily by the cash flow from the Pool 2 Mortgage Loans (as defined herein).  Class 3-A-1, 3-A-2 and 3-A-3 Certificates are backed primarily by the cash flow from the Pool 3 Mortgage Loans (as defined herein).  The Class 4-A-1 and Class 4-A-2 Certificates are backed primarily by the cash flow from the Pool 4 Mortgage Loans (as defined herein).  The Class M-1, Class M-2 and Class B-1 Certificates are backed by the cash flows from the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans and the Pool 4 Mortgage Loans.

(3)

See “Pricing Prepayment Speed” under “Summary of Terms”

(4)

The final scheduled Distribution Date for each class of offered certificates is the Distribution Date one year following the scheduled maturity date for the latest maturing mortgage loan.

Description of the Collateral

Note that the collateral is an initial pool and additional loans of approximately $50 million are expected to be added to the final pool before the Closing Date.  Collateral is expected to have characteristics materially similar to the initial mortgage loans.  The mortgage loans are first lien adjustable-rate mortgage loans secured by one- to four-family residential properties and individual condominium units. All of the mortgage loans have an initial fixed rate period of three years, five years, seven years or ten years. After the initial fixed rate period for these mortgage loans, the interest rate on each mortgage loan will adjust periodically based on LIBOR plus a margin.  Approximately 13.23% of the mortgage loans adjust semi-annually based on 6-month LIBOR plus a margin.  Approximately 86.77% of the mortgage loans adjust annually based on 1-year LIBOR plus a margin.

▪

Approximately 99.13% of the mortgage loans are interest-only for the first 10 years after origination and then fully amortize over the remaining term.

▪

None of the mortgage loans have penalties for full or partial prepayments.

▪

All of the mortgage loans have an original term of 360 months.

▪

Approximately 56.31% of the mortgage loans were originated with full and/or alternative documentation (certificate: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

▪

The two states with the largest concentration are Florida 59.70% and Georgia 34.95%.

▪

None of the mortgage loans were originated between October 1, 2002 and March 7, 2003.

▪

The non-zero weighted average FICO score is 735.

▪

The weighted average LTV for the mortgage loans at the time of origination is 80.95%.

▪

The weighted average Indicative CLTV for all of the 1st lien mortgage loans with known seconds at the time of origination is 93.70%.

▪

All of the mortgage loans with LTVs greater than 80% have mortgage insurance. The mortgage loans with borrower-paid primary mortgage insurance (“BPMI”) (approximately 3.71%) are covered to the applicable agency limits, and the mortgage loans with lender-paid mortgage insurance (“LPMI”) (approximately 23.88%) covers down to at least 75% LTV. Unlike BPMI, the LPMI is not cancelable for any reason prior to the related mortgage loan being paid in full.

▪

Approximately 68.09% of the mortgage loans have conforming balances based upon the loan size limits as set by Fannie Mae and Freddie Mac.

Loan	% of	Gross	Net	WAM	Gross	Initial	Periodic Cap (%)	Max	Mos to Roll	Orig
Description	Pool (%)	WAC (%)	WAC (%)	(mos)	Margin (%)	Periodic Cap (%)		Rate (%)		IO Term
ARM - 3 Year/6 Month	0.11	7.593	7.343	358	2.250	6.060	0.000	13.653	34	0
ARM - 3 Year/1 Year IO	5.14	6.426	6.176	360	2.230	2.000	2.000	12.426	36	120
ARM - 3 Year/6 Month IO	1.78	6.790	6.540	360	2.250	6.351	0.000	13.142	36	120
ARM - 5 Year/6 Month	0.57	7.900	7.650	358	2.250	6.005	0.000	13.904	58	0
ARM - 5 Year/1 Year IO	16.82	6.480	6.027	360	2.250	5.000	2.000	12.480	60	120
ARM - 5 Year/6 Month IO	6.37	7.092	6.802	360	2.250	6.308	0.000	13.400	60	120
ARM - 10 Year/1 Year	0.03	6.750	6.500	360	2.250	5.000	2.000	12.750	120	0
ARM - 10 Year/1 Year IO	10.82	6.210	5.947	360	2.250	5.000	2.000	12.210	120	120
ARM - 10 Year/6 Month IO	0.14	6.070	5.820	360	2.250	6.930	0.000	13.000	120	120
ARM - 7 Year/1 Year	0.16	6.217	5.825	360	2.250	5.000	2.000	12.217	84	0
ARM - 7 Year/1 Year IO	53.80	6.456	6.059	360	2.231	5.000	2.000	12.456	84	120
ARM - 7 Year/6 Month IO	4.25	6.427	6.125	360	2.250	6.528	0.000	12.955	84	120
Total:	100.00	6.486	6.116	360	2.239	5.028	1.735	12.536	79	119

Summary of Terms

Sponsor and Seller:

HomeBanc Mortgage Corporation

Depositor:

HMB Acceptance Corp.

Issuing Entity:

HomeBanc Mortgage Trust 2006-1, a Delaware statutory trust

Trustee:

U.S. Bank National Association

Delaware Trustee:

Wilmington Trust Company

Securities Administrator:

Wells Fargo Bank, N.A.

Master Servicer:

Wells Fargo Bank, N.A.

Servicer:

HomeBanc Mortgage Corporation

Custodian:

JPMorgan Chase Bank, National Association

Originator:

HomeBanc Mortgage Corporation

Underwriters:

J.P. Morgan Securities Inc.

Bear, Stearns & Co. Inc.

Rating Agencies:

Moody’s Investors Service

Standard & Poor’s Rating Services

Cut-off Date:

March 1, 2006

Closing Date:

March 31, 2006

Distribution Date:

25th day of each month (or the next business day), commencing in April 2006.

Accrual Period:

For any Distribution Date, the immediately preceding calendar month.

Record Date:

For any Distribution Date, the close of business on the last business day of the calendar month preceding the month of the related Distribution Date.

Prepayment Period:

With respect to any Distribution Date, the immediately preceding calendar month.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:

HomeBanc is expected to deliver approximately $460 million of mortgage loans.  Collateral characteristics are available for $410,068,833 of the mortgage loans (the “Initial Mortgage Loans”) at the time these materials were prepared.

For the Initial Mortgage Loans as of the Cut-Off Date, the aggregate principal balance of the mortgage loans described herein is approximately $410,068,833, of which: (i) approximately $28,825,989 will consist of mortgage loans (the “Pool 1 Mortgage Loans”) which adjust after an initial fixed period of three years, (ii) approximately $97,475,455 will consist of mortgage loans (the “Pool 2 Mortgage Loans”) which adjust after an initial fixed period of five years, (iii) approximately $238,685,142 will consist of mortgage loans (the “Pool 3 Mortgage Loans”) which adjust after an initial fixed period of seven years, and (iv) approximately $45,082,246 will consist of mortgage loans (the “Pool 4 Mortgage Loans”) which adjust after an initial fixed period of ten years. These figures are subject to a variance of plus/minus 10%.

Summary of Terms (continued)

Servicing Fee:

The Servicer will be paid a monthly fee, calculated as 0.25% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the mortgage loans with balances conforming to guidelines set by Fannie Mae and Freddie Mac. The servicer will be paid a monthly fee of 0.25% annually without any regard to first adjustment date for all mortgage loans with balances that do not conform to guidelines set by Fannie Mae and Freddie Mac.

Lender Paid Mortgage Insurance:

The Servicing Fee will increase by an annual percentage ranging from 0.21% annually to 0.80% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage  insurance policy depending on certain factors including (1) the loan-to-value ratio of the related mortgage loan, (2) the credit score of the related borrower, (3) whether the related mortgage loan financed the purchase of a second home for the related borrower, (4) whether the related mortgage loan financed the purchase of an investment property, (5) whether there was a cash-out refinance and (6) whether the origination process relied on the stated income of the borrower. The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the trust.

Master Servicing Fee:

The Master Servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the Trustee and the Custodian.

Trustee Fee:

The Trustee will be paid a fixed annual fee from investment earnings on funds held in the collection account.

Custodian Fee:

The Custodian will be paid a fixed annual fee from investment earnings on funds held in the collection account.

Delaware Trustee Fee:

The Delaware Trustee will be paid a fixed annual fee from investment earnings on funds held in the collection account.

Administrative Fees:

For any Distribution Date, the sum of the Servicing Fee, Master Servicing Fee, Custodian Fee, Trustee Fee and the Delaware Trustee Fee, each for such Distribution Date.

Senior Certificates:

The Super Senior and Senior Support Certificates.

Super Senior Certificates:

The Class 1-A-1, 2-A-1, 3-A-1, 3-A-2 and 4-A-1 Certificates.

Senior Support Certificates:

The Class 1-A-2, 2-A-2, 3-A-3, and 4-A-2 Certificates.

Mezzanine Certificates:

The Class M-1 and M-2 Certificates.

Subordinate Certificates:

The Class B-1 Certificate.

Offered Certificates:

The Senior Certificates.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumption:  25% CPB.  CPB represents the CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

Registration:

The Offered Certificates will be available in book-entry form through DTC.

Denominations:

The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Tax Status:

It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Summary of Terms (continued)

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible.

SMMEA Eligibility:

The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Credit Enhancement

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Overcollateralization Amount

3) Subordination

4) Limited cross-collateralization across the mortgage pools

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates.  On the Closing Date, the O/C will be equal to approximately 1.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is less than the Overcollateralization Target Amount, Monthly Excess Cashflow will be directed to the payment of principal of the Certificates to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Release Amount:

For any Distribution Date, the lesser of (A) the Principal Funds on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Funds on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 1.15% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 2.30% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to the OC Floor.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

OC Floor:

0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization

Deficiency:

With respect to any Distribution Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Distribution Date exceeds (2) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the class principal amounts of the Certificates resulting from the payment of Principal Funds on such Distribution Date.

Stepdown Date:

The earlier to occur of

(i)

the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)

the later to occur of

  (x)   the Distribution Date occurring in April 2009; and

  (y)  the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to 12.50%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the total certificate balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the total balance of the Mortgage Loans.

Credit Enhancement (continued)

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 36.00% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2009 – March 2010	0.75%
April 2010 – March 2011	1.00%
April 2011 – March 2012	1.25%
April 2012 and thereafter	1.40%

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	6.15%	12.50%
M-1	3.17%	6.54%
M-2	1.84%	3.88%
B-1	1.05%	2.30%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-1 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates, and then to the Senior Certificates pro rata based on Realized Losses for their particular mortgage pool.  However, Realized Losses allocable to the Super Senior Certificates will be allocated to their related Senior Support Certificates until they have been reduced to zero.

Interest Distributions

Monthly Advances:

An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee rate.  The Servicer will be obligated to make such advances to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses.  If the Servicer fails to make delinquency advances, the Master Servicer will be obligated to make such advances.

Mortgage Rate:

With respect to any Mortgage Loan, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Relief Act Reduction:

With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local law.

Net Mortgage Rate:

On any mortgage loan, the then applicable Mortgage Rate thereon minus the applicable Servicing Fee rate, which includes any applicable LPMI fee. All ongoing compensation for the Trustee, the Delaware Trustee and Custodian will be paid by the Master Servicer from float income generated by cash collections held by the Master Servicer from the Determination Date through the Distribution Date.

Prepayment Interest

Shortfall:

The amount by which one month’s interest at the Net Mortgage Rate on a mortgage loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

Net Prepayment Interest

Shortfalls:

Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer.

Compensating Interest:

Payments made by the Servicer or the Master Servicer, as applicable, to fund any Prepayment Interest Shortfalls. Compensating Interest is limited to the aggregate Servicing or Master Servicing Fee, as applicable.

Certificate Interest Rates:

The Certificate Interest Rate applicable to the Class 1-A-1 and Class 1-A-2 Certificates will equal the weighted average of Net Mortgage Rates of the Pool 1 Mortgage Loans less 0.15% per annum.

The Certificate Interest Rate applicable to the Class 2-A-1 and Class 2-A-2 Certificates will equal the weighted average of Net Mortgage Rates of the Pool 2 Mortgage Loans less 0.15% per annum.

The Certificate Interest Rate applicable to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will equal the weighted average of Net Mortgage Rates of the Pool 3 Mortgage Loans less 0.15% per annum.

The Certificate Interest Rate applicable to the Class 4-A-1 and Class 4-A-2 Certificates will equal the weighted average of Net Mortgage Rates of the Pool 4 Mortgage Loans less 0.15% per annum.

The Certificate Interest Rate applicable to the Class M-1, Class M-2, and Class B-1 Certificates will equal the weighted average of Net Mortgage Rates of the Mortgage Loans less 0.15% per annum weighted on the basis of the pool subordinate amount for each pool.

Interest Distributions (continued)

Current Interest:

On each Distribution Date holders of the Certificates will be entitled to receive the interest that has accrued on the Certificates at the related Certificate Interest Rate during the accrual period.

The “accrual period” for all of the Certificates will be the calendar month preceding the Distribution Date.  The Trustee will calculate interest on the Certificates on a 30/360 basis.

Carryforward Interest:

With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related accrual period at the applicable Certificate Interest Rate.

Interest Funds:

With respect to any Distribution Date and any mortgage pool, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related collection period on the mortgage loans in that mortgage pool, (2) all Compensating Interest paid with respect to the mortgage loans that prepaid during the related prepayment period, and (3) the portion of any purchase price or other amount paid with respect to the mortgage loans in that mortgage pool allocable to interest; net of that mortgage pool’s pro rata share of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian and the Delaware Trustee.

Distributions of Interest:

First, concurrently to the holders of the Senior Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date on a pro rata basis based on the entitlement of each Class;

Second, to the holders of the Class M-1 Certificates, Current Interest and any Carryforward Interest;

Third, to the holders of the Class M-2 Certificates, Current Interest and any Carryforward Interest;

Fourth, to the holder of the Class B-1 Certificates, Current Interest and any Carryforward Interest;

Fifth, any Interest Funds remaining undistributed following these distributions will be used in determining the amount of any Net Monthly Excess Cashflow, if any, for such Distribution Date.

Principal Distributions

Principal Funds:

With respect to any Distribution Date and any mortgage pool, the sum of (1) the principal portion of all scheduled monthly payments on the mortgage loans in that mortgage pool due on the related due date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a mortgage loan in that mortgage pool (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the mortgage loan purchase agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans in that mortgage pool, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Seller or Servicer, liquidation proceeds and insurance proceeds; net of that mortgage pool’s pro rata share of any fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian, and the Delaware Trustee (to the extent not reimbursed from Interest Funds), to the extent not paid on prior Distribution Dates or from the Interest Funds on such Distribution Date.

Class A Principal

Distribution Amount:

For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Distribution Date and (B) an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of  (i) 87.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class M-1 Principal

Distribution Amount:

For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately 93.46% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class M-2 Principal

Distribution Amount:

For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately 96.12% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Principal Distributions (continued)

Class B-1 Principal

Distribution Amount:

For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), and (4) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (B) the lesser of (a) the product of (i) approximately  97.70% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Extra Principal

Distribution Amount:

With respect to any Distribution Date, the lesser of (x) the Monthly Excess Interest for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Principal Distribution Amount:

With respect to any Distribution Date, (a) the sum of (1) the Principal Funds for such Distribution Date and (2) the Extra Principal Distribution Amount for such Distribution Date minus (b) the Overcollateralization Release Amount.

Pool 1 Senior Priority

The Principal Distribution Amount will be distributed concurrently to the Class 1-A-1 and Class 1-A-2 Certificates pro rata, based on certificate principal balance.

Pool 2 Senior Priority

The Principal Distribution Amount will be distributed concurrently to the Class 2-A-1 and Class 2-A-2 Certificates pro rata, based on certificate principal balance.

Pool 3 Senior Priority

The Principal Distribution Amount will be distributed concurrently and pro rata, based on certificate principal balance to (a) the Class 3-A-1 and Class 3-A-2 Certificates, sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero and (b) the Class 3-A-3 Certificates.

Pool 4 Senior Priority

The Principal Distribution Amount will be distributed concurrently to the Class 4-A-1 and Class 4-A-2 Certificates pro rata, based on certificate principal balance.

Distribution of Principal:

Prior to the Stepdown Date or on any Distribution Date in which a Trigger Event is in effect for each mortgage pool:

First, concurrently to the holders of the Senior Certificates from the Principal Distribution Amount for each Certificate’s related mortgage pool based on that mortgage pool’s Senior Priority until its certificate principal balance is paid to zero;

Principal Distributions (continued)

Distribution of Principal:

(Continued)

Second, concurrently, to the other Senior Certificates (in each case in proportion to the aggregate class principal amount of the Certificates in the related pool after giving effect to distributions above) in each case in accordance with the related senior priority for the certificates of such mortgage pool, until the class principal amount of each such class has been reduced to zero;

Third, to the holders of the Class M-1, Class M-2 and Class B-1 Certificates, sequentially, from remaining Principal Distribution Amount, until the Certificate Principal Balance of such class has been reduced to zero; and

Fourth, remainder as part of Net Monthly Excess Cashflow as described below.

On or after the Stepdown Date on which a Trigger Event is not in effect:

First, to the Class 1-A-1 and 1-A-2 Certificates in accordance with the Pool 1 Senior Priority (from amounts for Pool 1 except as provided below), to the Class 2-A-1 and Class 2-A-2 Certificates in accordance with the Pool 2 Senior Priority (from amounts for Pool 2 except as provided below), to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in accordance with the Pool 3 Senior Priority (from amounts for Pool 3 except as provided below) and to the Class 4-A-1 and 4-A-2 Certificates in accordance with the Pool 4 Senior Priority (from amounts for Pool 4 except as provided below), in reduction of their respective class principal amounts, in each case, an amount equal to the lesser of (x) the Principal Distribution Amount for the related mortgage pool for such Distribution Date and (y) the related Class A Principal Distribution Amount for such mortgage pool for such Distribution Date, in each case until the class principal amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a mortgage pool exceeds the related Class A Principal Distribution Amount for such mortgage pool, such excess shall be applied concurrently to the Senior Certificates related to the other mortgage pools (in each case in proportion to the aggregate class principal amount of the Certificates in the related pool after giving effect to distributions above) in each case in accordance with the related senior priority for the certificates of such mortgage pool, but in an amount not to exceed the Class A Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause on such Distribution Date).

Third, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;

Fourth, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;

Fifth, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero; and

Sixth, any Principal Funds remaining undistributed following these distributions will be used in determining the amount of any Net Monthly Excess Cashflow, if any, for such Distribution Date.

Excess Interest Distribution

Net Monthly Excess Cashflow:

With respect to any Distribution Date, (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Distribution Amount remaining after application under “Principal Distributions” minus (b) the Extra Principal Distribution Amount.

Monthly Excess Interest:

With respect to any Distribution Date, the amount of the Interest Funds remaining after application under "Interest Distributions."

Distributions of Monthly

Excess Cashflow:

On each Distribution Date, to the extent required following the distribution of Net Monthly Excess Cashflow, the Securities Administrator will distribute to the Certificates in the following order of priority:

First, to pay any Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially;

Second, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the principal balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount;

Third, to pay Current and Carryforward Interest to the Senior, Mezzanine and Subordinate Certificates, sequentially;

Fourth, to pay any remaining amount to the Class X Certificates in accordance with the Pooling and Servicing Agreement.

Price/Yield Tables: CPB to Maturity

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 1-A-1 to maturity
Price: 100.00%
Yield (%)	6.04	6.02	5.98	5.96	5.94	5.88	5.80
WAL (yrs)	2.54	2.34	1.96	1.78	1.62	1.32	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2009	4/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 1-A-2 to maturity
Price: 100.00%
Yield (%)	6.04	6.02	5.98	5.96	5.94	5.88	5.80
WAL (yrs)	2.54	2.34	1.96	1.78	1.62	1.32	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2009	4/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 2-A-1 to maturity
Price: 100.00%
Yield (%)	6.08	6.06	6.02	6.00	5.97	5.90	5.80
WAL (yrs)	3.80	3.33	2.56	2.25	1.97	1.49	1.10
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2011	4/25/2011	4/25/2011	4/25/2011	4/25/2011	4/25/2011	3/25/2011

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 2-A-2 to maturity
Price: 100.00%
Yield (%)	6.08	6.06	6.02	6.00	5.97	5.90	5.80
WAL (yrs)	3.80	3.33	2.56	2.25	1.97	1.49	1.10
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2011	4/25/2011	4/25/2011	4/25/2011	4/25/2011	4/25/2011	3/25/2011

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-1 to maturity
Price: 100.00%
Yield (%)	5.87	5.84	5.75	5.69	5.63	5.51	5.36
WAL (yrs)	4.11	3.10	1.80	1.45	1.19	0.87	0.66
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	3/25/2013	3/25/2013	12/25/2010	1/25/2010	2/25/2009	5/25/2008	10/25/2007

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-2 to maturity
Price: 100.00%
Yield (%)	5.92	5.92	5.91	5.90	5.89	5.86	5.81
WAL (yrs)	7.01	7.00	6.40	5.72	5.03	3.67	2.54
Start Date	3/25/2013	3/25/2013	12/25/2010	1/25/2010	2/25/2009	5/25/2008	10/25/2007
End Date	4/25/2016	3/25/2016	4/25/2013	4/25/2013	4/25/2013	3/25/2013	11/25/2012

Price/Yield Tables: CPB to Maturity (continued)

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-3 to maturity
Price: 100.00%
Yield (%)	5.89	5.87	5.83	5.80	5.78	5.70	5.60
WAL (yrs)	4.81	4.05	2.91	2.48	2.12	1.55	1.11
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2016	3/25/2016	4/25/2013	4/25/2013	4/25/2013	3/25/2013	11/25/2012

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 4-A-1 to maturity
Price: 100.00%
Yield (%)	5.79	5.77	5.72	5.69	5.66	5.59	5.49
WAL (yrs)	5.96	4.75	3.10	2.54	2.13	1.54	1.11
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2016	3/25/2016	3/25/2016	12/25/2015	4/25/2014	3/25/2013	11/25/2012

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 4-A-2 to maturity
Price: 100.00%
Yield (%)	5.79	5.77	5.72	5.69	5.66	5.59	5.49
WAL (yrs)	5.96	4.75	3.10	2.54	2.13	1.54	1.11
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2016	3/25/2016	3/25/2016	12/25/2015	4/25/2014	3/25/2013	11/25/2012

Price/Yield Tables: CPB to Call

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 1-A-1 to call
Price: 100.00%
Yield (%)	6.04	6.02	5.98	5.96	5.94	5.88	5.80
WAL (yrs)	2.54	2.34	1.96	1.78	1.62	1.32	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2009	4/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 1-A-2 to call
Price: 100.00%
Yield (%)	6.04	6.02	5.98	5.96	5.94	5.88	5.80
WAL (yrs)	2.54	2.34	1.96	1.78	1.62	1.32	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2009	4/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 2-A-1 to call
Price: 100.00%
Yield (%)	6.08	6.06	6.02	6.00	5.97	5.88	5.78
WAL (yrs)	3.80	3.33	2.56	2.25	1.96	1.40	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2011	4/25/2011	4/25/2011	4/25/2011	3/25/2011	12/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 2-A-2 to call
Price: 100.00%
Yield (%)	6.08	6.06	6.02	6.00	5.97	5.88	5.78
WAL (yrs)	3.80	3.33	2.56	2.25	1.96	1.40	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	4/25/2011	4/25/2011	4/25/2011	4/25/2011	3/25/2011	12/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-1 to call
Price: 100.00%
Yield (%)	5.87	5.84	5.75	5.69	5.63	5.51	5.36
WAL (yrs)	4.11	3.10	1.80	1.45	1.19	0.87	0.66
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	3/25/2013	3/25/2013	12/25/2010	1/25/2010	2/25/2009	5/25/2008	10/10/2007

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-2 to call
Price: 100.00%
Yield (%)	5.92	5.92	5.91	5.90	5.88	5.84	5.80
WAL (yrs)	6.99	6.99	6.26	5.08	4.41	3.08	2.27
Start Date	3/25/2013	3/25/2013	12/25/2010	1/25/2010	2/25/2009	5/25/2008	10/25/2007
End Date	3/25/2013	3/25/2013	12/25/2012	9/25/2011	3/25/2011	12/25/2009	2/25/2009

Price/Yield Tables: CPB to Call (continued)

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 3-A-3 to call
Price: 100.00%
Yield (%)	5.89	5.87	5.83	5.79	5.76	5.68	5.58
WAL (yrs)	4.81	4.04	2.88	2.32	1.97	1.40	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	3/25/2013	3/25/2013	12/25/2012	9/25/2011	3/25/2011	12/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 4-A-1 to call
Price: 100.00%
Yield (%)	5.77	5.75	5.71	5.68	5.65	5.57	5.47
WAL (yrs)	4.81	4.04	2.87	2.32	1.96	1.40	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	3/25/2013	3/25/2013	12/25/2012	9/25/2011	3/25/2011	12/25/2009	2/25/2009

Assumptions:
	10% CPB	15% CPB	25% CPB	30% CPB	35% CPB	45% CPB	55% CPB

Class 4-A-2 to call
Price: 100.00%
Yield (%)	5.77	5.75	5.71	5.68	5.65	5.57	5.47
WAL (yrs)	4.81	4.04	2.87	2.32	1.96	1.40	1.05
Start Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
End Date	3/25/2013	3/25/2013	12/25/2012	9/25/2011	3/25/2011	12/25/2009	2/25/2009

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	410,068,833	29,974	2,000,000
Average Scheduled Principal Balance	261,024
Number of Mortgage Loans	1,571

Weighted Average Gross Coupon	6.486%	4.750%	8.500%
Weighted Average FICO Score	735	624	817
Weighted Average Original LTV	80.95%	16.00%	100.00%
Weighted Average Indicative CLTV	85.66%	16.00%	100.00%
Weighted Average DTI	30.72%	2.27%	89.88%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	360	356	360
Weighted Average Seasoning	0	0	4

Weighted Average Gross Margin	2.239%	0.000%	2.750%
Weighted Average Minimum Interest Rate	2.239%	0.000%	2.750%
Weighted Average Maximum Interest Rate	12.536%	10.750%	14.500%
Weighted Average Initial Rate Cap	5.028%	2.000%	7.625%
Weighted Average Subsequent Rate Cap	1.735%	0.000%	2.000%
Weighted Average Months to Roll	79	33	120

Maturity Date		November 1, 2035	April 1, 2036
Maximum Zip Code Concentration	30004(1.51%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	99.13%	Single Family	32.96%
Weighted Average IO Term	120	2 - 4 Units	0.80%
Not Interest Only	0.87%	Condo	19.27%
		Planned Unit Development	46.45%
First Lien	100.00%	Townhouse	0.52%
Second Lien	0.00%
		Top 5 States:
Full Documentation	56.31%	Florida	59.70
		Georgia	34.95
Purchase	68.19%	North Carolina	4.46
Cash Out Refinance	13.76%	South Carolina	0.48
Rate/Term Refinance	16.07%	Tennessee	0.24
Construction-to-Perm *	1.99%

Primary	73.09%
Investment	11.33%
Second / Vacation	15.58%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Total Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
ARM - 3 Year/6 Month	4	449,084	0.11	7.593	773	112,271	76.02	0.00
ARM - 5 Year/6 Month	10	2,348,497	0.57	7.900	721	234,850	83.61	20.09
ARM - 7 Year/1 Year	4	639,650	0.16	6.217	758	159,913	83.85	100.00
ARM - 10 Year/1 Year	1	127,000	0.03	6.750	760	127,000	75.15	0.00
ARM - 3 Year/1 Year Interest Only	72	21,068,808	5.14	6.426	735	292,622	78.90	65.54
ARM - 5 Year/1 Year Interest Only	302	68,989,208	16.82	6.480	735	228,441	90.98	58.00
ARM - 7 Year/1 Year Interest Only	801	220,634,192	53.80	6.456	737	275,448	85.22	56.25
ARM - 10 Year/1 Year Interest Only	153	44,373,446	10.82	6.210	736	290,023	86.05	71.35
ARM - 3 Year/6 Month Interest Only	32	7,308,097	1.78	6.790	705	228,378	83.21	18.70
ARM - 5 Year/6 Month Interest Only	124	26,137,750	6.37	7.092	719	210,788	85.04	39.07
ARM - 7 Year/6 Month Interest Only	66	17,411,300	4.25	6.427	730	263,808	79.73	48.11
ARM - 10 Year/6 Month Interest Only	2	581,800	0.14	6.070	774	290,900	93.07	44.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	2	74,138	0.02	7.593	676	37,069	54.01	0.00
50,001 - 100,000	79	6,874,071	1.68	6.964	734	87,014	85.25	64.86
100,001 - 150,000	349	43,688,279	10.65	6.670	730	125,181	87.67	61.28
150,001 - 200,000	332	57,940,768	14.13	6.581	735	174,520	87.98	65.41
200,001 - 250,000	232	52,048,492	12.69	6.506	736	224,347	88.61	56.52
250,001 - 300,000	155	42,521,863	10.37	6.534	737	274,335	89.18	52.33
300,001 - 350,000	116	37,632,026	9.18	6.556	738	324,414	88.94	54.19
350,001 - 400,000	74	27,834,285	6.79	6.463	730	376,139	86.12	45.85
400,001 - 450,000	48	20,285,174	4.95	6.489	727	422,608	86.25	53.90
450,001 - 500,000	46	21,823,537	5.32	6.498	734	474,425	84.44	43.03
500,001 - 550,000	38	19,975,411	4.87	6.171	734	525,669	81.90	58.16
550,001 - 600,000	24	13,765,973	3.36	6.216	747	573,582	83.74	41.68
600,001 - 650,000	19	12,037,965	2.94	6.378	731	633,577	79.30	36.89
650,001 - 700,000	8	5,402,615	1.32	6.329	728	675,327	75.46	37.94
700,001 - 750,000	9	6,523,609	1.59	6.365	732	724,845	82.47	33.51
750,001 - 800,000	9	6,962,753	1.70	6.109	738	773,639	76.90	78.03
800,001 - 850,000	1	820,000	0.20	6.250	764	820,000	80.00	100.00
850,001 - 900,000	3	2,624,800	0.64	6.336	730	874,933	76.67	34.29
900,001 - 950,000	4	3,699,850	0.90	6.344	711	924,963	69.34	100.00
950,001 - 1,000,000	8	7,982,174	1.95	6.125	739	997,772	80.46	62.42
1,000,001 - 1,100,000	2	2,196,000	0.54	6.562	757	1,098,000	94.57	100.00
1,100,001 - 1,200,000	5	5,700,800	1.39	6.224	726	1,140,160	67.11	59.95
1,200,001 - 1,300,000	4	5,004,000	1.22	6.345	751	1,251,000	74.83	50.08
1,300,001 - 1,400,000	1	1,319,750	0.32	6.250	752	1,319,750	64.07	100.00
1,500,001 >=	3	5,330,500	1.30	6.399	727	1,776,833	80.53	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
4.500 - 4.999	1	250,000	0.06	4.750	792	250,000	38.92	100.00
5.000 - 5.499	9	2,782,464	0.68	5.326	751	309,163	82.93	67.81
5.500 - 5.999	195	56,720,371	13.83	5.792	745	290,874	80.82	72.08
6.000 - 6.499	556	165,377,398	40.33	6.198	737	297,441	80.48	65.40
6.500 - 6.999	418	101,027,299	24.64	6.695	729	241,692	89.92	54.32
7.000 - 7.499	284	64,179,798	15.65	7.147	733	225,985	95.51	31.94
7.500 - 7.999	61	12,531,189	3.06	7.654	715	205,429	89.84	22.78
8.000 - 8.499	46	7,075,513	1.73	8.210	708	153,816	90.44	21.34
8.500 - 8.999	1	124,800	0.03	8.500	710	124,800	100.00	0.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	1,552	406,504,602	99.13	6.477	734	261,923	85.69	56.53
No	19	3,564,231	0.87	7.518	736	187,591	82.40	31.18
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	7	2,101,000	0.51	6.372	763	300,143	83.83	91.24
2.250	1,563	407,792,408	99.44	6.486	734	260,904	85.67	56.11
2.750	1	175,425	0.04	6.125	785	175,425	90.00	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.501 - 10.750	1	250,000	0.06	4.750	792	250,000	38.92	100.00
11.001 - 11.250	5	962,364	0.23	5.233	746	192,473	82.01	70.86
11.251 - 11.500	18	4,897,350	1.19	5.468	738	272,075	79.43	47.09
11.501 - 11.750	66	17,819,979	4.35	5.713	744	270,000	84.62	72.21
11.751 - 12.000	203	61,959,364	15.11	5.941	745	305,219	80.80	71.15
12.001 - 12.250	267	79,241,742	19.32	6.194	735	296,786	79.98	66.34
12.251 - 12.500	238	66,309,274	16.17	6.423	732	278,610	83.88	62.43
12.501 - 12.750	172	41,541,302	10.13	6.696	732	241,519	90.92	60.72
12.751 - 13.000	324	77,984,193	19.02	6.698	733	240,692	88.42	46.19
13.001 - 13.250	128	29,414,139	7.17	7.176	733	229,798	95.41	31.83
13.251 - 13.500	71	15,508,340	3.78	7.415	722	218,427	97.20	20.44
13.501 - 13.750	20	4,233,996	1.03	7.709	711	211,700	83.41	33.44
13.751 - 14.000	23	4,218,327	1.03	7.919	726	183,406	90.06	8.21
14.001 - 14.250	19	3,398,964	0.83	8.195	700	178,893	89.76	15.24
14.251 - 14.500	16	2,329,500	0.57	8.382	705	145,594	90.60	30.02
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.000	72	21,068,808	5.14	6.426	735	292,622	78.90	65.54
5.000	1,261	334,763,496	81.64	6.428	737	265,475	86.51	58.67
5.375	1	172,100	0.04	7.625	0	172,100	74.98	0.00
5.500	1	376,650	0.09	7.500	664	376,650	100.00	100.00
5.625	1	127,350	0.03	7.375	802	127,350	99.96	0.00
5.750	4	705,200	0.17	7.096	710	176,300	97.24	15.43
5.875	5	904,150	0.22	7.125	710	180,830	89.99	9.73
6.000	128	23,636,040	5.76	7.560	712	184,657	87.75	21.75
6.125	22	3,944,465	0.96	6.875	705	179,294	84.99	2.15
6.250	12	2,160,750	0.53	6.750	711	180,063	84.92	34.62
6.375	8	1,499,024	0.37	6.625	697	187,378	83.38	14.57
6.500	5	1,503,550	0.37	6.500	739	300,710	82.50	16.89
6.625	9	2,685,600	0.65	6.375	741	298,400	85.67	61.37
6.750	8	2,128,800	0.52	6.250	721	266,100	75.82	90.61
6.875	8	4,023,950	0.98	6.125	722	502,994	81.80	87.13
7.000	10	3,950,050	0.96	6.000	726	395,005	66.80	48.44
7.125	7	3,132,100	0.76	5.875	767	447,443	65.02	55.23
7.250	6	1,940,400	0.47	5.750	756	323,400	83.07	100.00
7.375	2	763,350	0.19	5.625	768	381,675	74.22	54.15
7.625	1	583,000	0.14	5.375	759	583,000	72.88	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	238	54,236,529	13.23	6.866	722	227,885	83.04	38.13
2.000	1,333	355,832,305	86.77	6.428	736	266,941	86.06	59.08
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.375	1	172,100	0.04	7.625	0	172,100	74.98	0.00
5.500	1	376,650	0.09	7.500	664	376,650	100.00	100.00
5.625	1	127,350	0.03	7.375	802	127,350	99.96	0.00
5.750	4	705,200	0.17	7.096	710	176,300	97.24	15.43
5.875	5	904,150	0.22	7.125	710	180,830	89.99	9.73
6.000	1,461	379,468,345	92.54	6.498	735	259,732	86.17	56.76
6.125	22	3,944,465	0.96	6.875	705	179,294	84.99	2.15
6.250	12	2,160,750	0.53	6.750	711	180,063	84.92	34.62
6.375	8	1,499,024	0.37	6.625	697	187,378	83.38	14.57
6.500	5	1,503,550	0.37	6.500	739	300,710	82.50	16.89
6.625	9	2,685,600	0.65	6.375	741	298,400	85.67	61.37
6.750	8	2,128,800	0.52	6.250	721	266,100	75.82	90.61
6.875	8	4,023,950	0.98	6.125	722	502,994	81.80	87.13
7.000	10	3,950,050	0.96	6.000	726	395,005	66.80	48.44
7.125	7	3,132,100	0.76	5.875	767	447,443	65.02	55.23
7.250	6	1,940,400	0.47	5.750	756	323,400	83.07	100.00
7.375	2	763,350	0.19	5.625	768	381,675	74.22	54.15
7.625	1	583,000	0.14	5.375	759	583,000	72.88	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
356	1	413,350	0.10	5.625	766	413,350	80.00	100.00
357	8	1,242,722	0.30	7.382	718	155,340	83.06	24.45
358	8	1,993,310	0.49	7.383	752	249,164	84.68	32.12
359	426	118,424,710	28.88	6.388	734	277,992	84.74	57.68
360	1,128	287,994,741	70.23	6.517	735	255,314	86.07	55.99
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
33	1	125,681	0.03	6.875	798	125,681	56.00	0.00
34	2	209,054	0.05	7.096	661	104,527	90.00	48.22
35	28	6,781,998	1.65	6.360	739	242,214	77.26	45.19
36	77	21,709,256	5.29	6.584	725	281,938	80.83	55.32
56	1	413,350	0.10	5.625	766	413,350	80.00	100.00
57	7	1,117,041	0.27	7.439	708	159,577	86.11	27.20
58	5	1,384,356	0.34	7.609	767	276,871	87.32	38.97
59	118	29,291,238	7.14	6.458	729	248,231	88.02	54.92
60	305	65,269,470	15.92	6.751	731	213,998	89.89	51.10
82	1	399,900	0.10	6.750	745	399,900	72.72	0.00
83	234	70,055,017	17.08	6.411	735	299,380	84.26	58.49
84	636	168,230,225	41.02	6.470	737	264,513	85.08	54.78
119	46	12,296,456	3.00	6.107	738	267,314	83.75	66.49
120	110	32,785,790	8.00	6.248	737	298,053	87.00	72.41
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2008-12	1	125,681	0.03	6.875	798	125,681	56.00	0.00
2009-01	2	209,054	0.05	7.096	661	104,527	90.00	48.22
2009-02	28	6,781,998	1.65	6.360	739	242,214	77.26	45.19
2009-03	68	18,401,806	4.49	6.546	721	270,615	79.60	50.15
2009-04	9	3,307,450	0.81	6.797	748	367,494	87.64	84.13
2010-11	1	413,350	0.10	5.625	766	413,350	80.00	100.00
2010-12	7	1,117,041	0.27	7.439	708	159,577	86.11	27.20
2011-01	5	1,384,356	0.34	7.609	767	276,871	87.32	38.97
2011-02	118	29,291,238	7.14	6.458	729	248,231	88.02	54.92
2011-03	245	52,768,470	12.87	6.726	730	215,382	89.46	49.88
2011-04	60	12,501,000	3.05	6.854	735	208,350	91.71	56.25
2013-01	1	399,900	0.10	6.750	745	399,900	72.72	0.00
2013-02	234	70,055,017	17.08	6.411	735	299,380	84.26	58.49
2013-03	501	132,116,775	32.22	6.438	736	263,706	84.80	58.37
2013-04	135	36,113,450	8.81	6.587	741	267,507	86.09	41.61
2016-02	46	12,296,456	3.00	6.107	738	267,314	83.75	66.49
2016-03	92	27,970,390	6.82	6.219	737	304,026	86.70	73.96
2016-04	18	4,815,400	1.17	6.418	735	267,522	88.73	63.39
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Libor - 6 Month	238	54,236,529	13.23	6.866	722	227,885	83.04	38.13
Libor - 1 Year	1,333	355,832,305	86.77	6.428	736	266,941	86.06	59.08
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6	238	54,236,529	13.23	6.866	722	227,885	83.04	38.13
12	1,333	355,832,305	86.77	6.428	736	266,941	86.06	59.08
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
15.01 - 20.00	1	140,000	0.03	5.875	800	140,000	16.00	100.00
20.01 - 25.00	4	516,274	0.13	5.985	731	129,068	22.78	55.46
30.01 - 35.00	7	1,463,700	0.36	6.032	762	209,100	33.62	79.49
35.01 - 40.00	11	2,901,677	0.71	5.963	760	263,789	42.39	52.56
40.01 - 45.00	11	2,456,046	0.60	6.123	753	223,277	50.01	45.55
45.01 - 50.00	17	4,902,450	1.20	6.343	763	288,379	49.58	34.92
50.01 - 55.00	19	4,482,250	1.09	6.251	740	235,908	54.06	51.82
55.01 - 60.00	20	6,528,390	1.59	6.395	750	326,420	60.55	40.25
60.01 - 65.00	68	22,222,175	5.42	6.414	726	326,797	67.55	55.88
65.01 - 70.00	52	21,348,710	5.21	6.350	744	410,552	72.50	51.36
70.01 - 75.00	81	27,208,978	6.64	6.400	723	335,913	76.15	56.19
75.01 - 80.00	819	202,738,659	49.44	6.319	736	247,544	87.57	65.95
80.01 - 85.00	4	721,700	0.18	6.160	673	180,425	86.06	100.00
85.01 - 90.00	69	15,406,444	3.76	6.666	720	223,282	89.47	45.39
90.01 - 95.00	59	14,052,264	3.43	6.694	712	238,174	94.70	61.12
95.01 - 100.00	329	82,979,116	20.24	6.980	735	252,216	99.93	37.77
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Indicative Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
15.01 - 20.00	1	140,000	0.03	5.875	800	140,000	16.00	100.00
20.01 - 25.00	4	516,274	0.13	5.985	731	129,068	22.78	55.46
30.01 - 35.00	7	1,463,700	0.36	6.032	762	209,100	33.62	79.49
35.01 - 40.00	9	2,139,977	0.52	5.969	763	237,775	37.74	51.87
40.01 - 45.00	8	1,764,650	0.43	6.106	754	220,581	42.73	36.87
45.01 - 50.00	17	5,029,450	1.23	6.333	762	295,850	47.75	36.56
50.01 - 55.00	19	4,540,400	1.11	6.214	738	238,968	53.66	51.16
55.01 - 60.00	19	5,854,262	1.43	6.219	744	308,119	57.19	51.98
60.01 - 65.00	52	18,140,625	4.42	6.255	732	348,858	63.01	63.89
65.01 - 70.00	45	17,357,410	4.23	6.215	742	385,720	68.29	55.44
70.01 - 75.00	66	22,570,405	5.50	6.306	731	341,976	73.16	59.46
75.01 - 80.00	360	102,553,920	25.01	6.300	741	284,872	79.39	52.08
80.01 - 85.00	13	4,975,996	1.21	6.218	716	382,769	84.17	23.21
85.01 - 90.00	219	52,852,977	12.89	6.539	724	241,338	89.57	55.00
90.01 - 95.00	134	33,648,504	8.21	6.477	722	251,108	94.53	77.07
95.01 - 100.00	598	136,520,283	33.29	6.758	735	228,295	99.87	55.78
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	9	1,625,158	0.40	7.088	0	180,573	73.95	57.89
620 – 644	24	5,622,719	1.37	6.643	637	234,280	86.27	73.66
645 – 669	87	20,091,644	4.90	6.536	661	230,938	85.78	82.20
670 – 694	228	57,666,475	14.06	6.629	684	252,923	88.00	57.94
695 – 719	269	74,157,990	18.08	6.515	707	275,680	85.76	48.64
720 – 744	270	67,524,456	16.47	6.552	732	250,091	88.38	51.45
745 – 769	302	83,458,498	20.35	6.418	756	276,353	85.30	54.10
770 – 794	267	74,066,662	18.06	6.366	782	277,403	83.40	61.87
795 – 819	115	25,855,231	6.31	6.359	803	224,828	81.23	54.58
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Primary Residence	1,045	299,732,790	73.09	6.381	732	286,826	85.93	60.80
Second Home	252	63,891,076	15.58	6.635	743	253,536	87.80	37.17
Investment	274	46,444,967	11.33	6.960	741	169,507	80.97	53.70
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Planned unit developments	654	190,459,302	46.45	6.446	732	291,222	86.75	57.52
Single Family Residence	514	135,174,044	32.96	6.450	735	262,985	83.44	60.47
Condo	376	79,019,463	19.27	6.631	739	210,158	87.22	47.32
Two- to four-family	13	3,298,715	0.80	6.779	735	253,747	72.93	32.66
Townhouses	14	2,117,309	0.52	6.448	767	151,236	90.69	54.02
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	914	230,912,162	56.31	6.343	734	252,639	85.96	100.00
Full Asset/Stated Income	529	150,254,925	36.64	6.597	738	284,036	86.33	0.00
No Documentation	52	9,623,487	2.35	7.555	718	185,067	81.84	0.00
No Ratio	30	7,079,815	1.73	7.136	703	235,994	82.18	0.00
Stated Income/Stated Asset	24	4,669,843	1.14	7.259	709	194,577	83.82	0.00
Streamline Refinance	22	7,528,601	1.84	6.195	749	342,209	72.29	0.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Total Mortgage Loan Statistics (continued)

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Purchase	1,154	279,610,109	68.19	6.612	737	242,296	90.95	51.96
Rate/Term Refinance	210	65,884,521	16.07	6.247	732	313,736	75.73	58.14
Cash-out Refinance	192	56,418,933	13.76	6.203	724	293,849	73.30	69.44
Construction-to-Perm	15	8,155,270	1.99	6.045	737	543,685	70.18	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Alabama	1	221,000	0.05	7.250	763	221,000	100.00	100.00
Colorado	1	432,450	0.11	6.375	768	432,450	100.00	100.00
Florida	848	244,808,040	59.70	6.508	735	288,689	82.61	50.88
Georgia	614	143,338,407	34.95	6.447	732	233,450	89.77	64.21
North Carolina	95	18,302,386	4.46	6.462	739	192,657	92.63	66.55
South Carolina	7	1,973,800	0.48	6.722	741	281,971	93.92	24.56
Tennessee	5	992,750	0.24	6.397	757	198,550	89.33	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	86	17,688,151	4.31	7.281	713	205,676	81.74	0.00
0.01 - 15.00	132	29,195,625	7.12	6.536	745	221,179	79.05	41.65
15.01 - 30.00	557	146,812,293	35.80	6.457	742	263,577	83.63	53.83
30.01 - 45.00	744	199,483,766	48.65	6.436	729	268,123	88.48	62.28
45.01 - 60.00	51	16,553,798	4.04	6.401	734	324,584	85.75	91.56
75.01 - 90.00	1	335,200	0.08	6.875	737	335,200	80.00	100.00
Total:	1,571	410,068,833	100.00	6.486	735	261,024	85.66	56.31

Pool 1 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	28,825,989	29,974	2,000,000
Average Scheduled Principal Balance	266,907
Number of Mortgage Loans	108

Weighted Average Gross Coupon	6.537%	5.250%	8.125%
Weighted Average FICO Score	728	631	815
Weighted Average Original LTV	73.96%	23.08%	90.00%
Weighted Average Indicative CLTV	79.95%	23.08%	100.00%
Weighted Average DTI	26.23%	4.94%	89.88%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	360	357	360
Weighted Average Seasoning	0	0	3

Weighted Average Gross Margin	2.236%	0.000%	2.250%
Weighted Average Minimum Interest Rate	2.236%	0.000%	2.250%
Weighted Average Maximum Interest Rate	12.627%	11.250%	14.125%
Weighted Average Initial Rate Cap	3.166%	2.000%	7.000%
Weighted Average Subsequent Rate Cap	1.462%	0.000%	2.000%
Weighted Average Months to Roll	36	33	36

Maturity Date		December 1, 2035	April 1, 2036
Maximum Zip Code Concentration	33308(9.19%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	98.44%	Single Family	46.89%
Weighted Average IO Term	120	2 - 4 Units	3.12%
Not Interest Only	1.56%	Condo	25.35%
		Planned Unit Development	24.25%
First Lien	100.00%	Townhouse	0.39%
Second Lien	0.00%
		Top 5 States:
Full Documentation	52.65%	Florida	82.75
		Georgia	14.38
Purchase	71.66%	North Carolina	2.86
Cash Out Refinance	22.52%
Rate/Term Refinance	5.82%
Construction-to-Perm*	0.00%

Primary	59.59%
Investment	29.92%
Second / Vacation	10.49%

Pool 1 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
ARM - 3 Year/6 Month	4	449,084	1.56	7.593	773	112,271	76.02	0.00
ARM - 3 Year/1 Year Interest Only	72	21,068,808	73.09	6.426	735	292,622	78.90	65.54
ARM - 3 Year/6 Month Interest Only	32	7,308,097	25.35	6.790	705	228,378	83.21	18.70
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	1	29,974	0.10	6.625	0	29,974	23.08	0.00
50,001 - 100,000	9	765,750	2.66	6.738	738	85,083	84.32	66.33
100,001 - 150,000	31	3,839,640	13.32	6.790	728	123,859	84.41	31.96
150,001 - 200,000	24	4,188,376	14.53	6.440	743	174,516	81.49	58.38
200,001 - 250,000	7	1,509,700	5.24	6.776	735	215,671	80.68	0.00
250,001 - 300,000	10	2,734,950	9.49	6.793	748	273,495	83.54	18.95
300,001 - 350,000	7	2,246,950	7.79	6.611	729	320,993	85.37	56.84
350,001 - 400,000	2	776,650	2.69	6.663	697	388,325	75.96	48.50
400,001 - 450,000	3	1,292,900	4.49	6.622	749	430,967	86.78	0.00
450,001 - 500,000	2	959,500	3.33	6.185	755	479,750	60.00	47.94
500,001 - 550,000	3	1,589,700	5.51	6.167	666	529,900	75.12	100.00
550,001 - 600,000	2	1,118,500	3.88	6.125	709	559,250	61.10	0.00
600,001 - 650,000	2	1,271,150	4.41	6.445	675	635,575	72.31	100.00
950,001 - 1,000,000	1	1,000,000	3.47	6.000	694	1,000,000	80.00	0.00
1,000,001 - 1,100,000	1	1,096,000	3.80	6.625	723	1,096,000	94.60	100.00
1,100,001 - 1,200,000	1	1,116,250	3.87	6.000	746	1,116,250	62.01	100.00
1,200,001 - 1,300,000	1	1,290,000	4.48	6.500	701	1,290,000	70.11	100.00
1,500,001 >=	1	2,000,000	6.94	6.750	767	2,000,000	90.00	100.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000 - 5.499	1	172,800	0.60	5.250	697	172,800	93.80	100.00
5.500 - 5.999	8	1,539,499	5.34	5.778	740	192,437	71.85	62.79
6.000 - 6.499	36	11,338,063	39.33	6.166	727	314,946	75.37	54.20
6.500 - 6.999	42	11,844,804	41.09	6.717	729	282,019	82.49	57.17
7.000 - 7.499	12	2,370,596	8.22	7.112	736	197,550	85.94	31.33
7.500 - 7.999	3	602,800	2.09	7.621	675	200,933	97.73	62.48
8.000 - 8.499	6	957,427	3.32	8.038	732	159,571	87.18	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	104	28,376,905	98.44	6.520	727	272,855	80.01	53.48
No	4	449,084	1.56	7.593	773	112,271	76.02	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	1	184,100	0.64	6.375	762	184,100	79.99	0.00
2.250	107	28,641,889	99.36	6.538	728	267,681	79.95	52.98
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
11.001 - 11.250	1	172,800	0.60	5.250	697	172,800	93.80	100.00
11.251 - 11.500	1	195,700	0.68	5.500	777	195,700	41.20	100.00
11.501 - 11.750	4	509,399	1.77	5.725	751	127,350	90.55	66.08
11.751 - 12.000	9	3,136,200	10.88	5.967	728	348,467	71.13	87.25
12.001 - 12.250	15	4,838,200	16.78	6.198	732	322,547	74.12	50.64
12.251 - 12.500	13	3,308,563	11.48	6.443	732	254,505	77.00	60.60
12.501 - 12.750	16	5,882,750	20.41	6.712	736	367,672	86.47	75.02
12.751 - 13.000	35	8,596,404	29.82	6.669	717	245,612	81.65	29.65
13.001 - 13.250	4	714,496	2.48	7.138	714	178,624	74.99	36.53
13.251 - 13.500	2	287,900	1.00	7.375	775	143,950	99.99	19.42
13.501 - 13.750	1	94,400	0.33	7.750	759	94,400	99.49	0.00
13.751 - 14.000	5	796,080	2.76	7.979	739	159,216	91.30	0.00
14.001 - 14.250	2	293,097	1.02	8.125	674	146,549	77.25	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.000	72	21,068,808	73.09	6.426	735	292,622	78.90	65.54
5.500	1	376,650	1.31	7.500	664	376,650	100.00	100.00
5.875	2	461,700	1.60	7.125	680	230,850	89.99	0.00
6.000	12	2,064,327	7.16	7.643	725	172,027	90.07	2.71
6.125	8	944,181	3.28	6.875	718	118,023	81.83	0.00
6.250	3	643,100	2.23	6.750	761	214,367	83.46	17.29
6.375	3	448,574	1.56	6.625	685	149,525	68.13	0.00
6.500	1	141,550	0.49	6.500	724	141,550	89.58	0.00
6.625	3	605,600	2.10	6.375	739	201,867	87.82	51.12
6.750	1	513,000	1.78	6.250	637	513,000	90.00	100.00
7.000	2	1,558,500	5.41	6.000	695	779,250	66.44	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	36	7,757,181	26.91	6.837	709	215,477	82.79	17.61
2.000	72	21,068,808	73.09	6.426	735	292,622	78.90	65.54
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.500	1	376,650	1.31	7.500	664	376,650	100.00	100.00
5.875	2	461,700	1.60	7.125	680	230,850	89.99	0.00
6.000	84	23,133,135	80.25	6.535	734	275,394	79.90	59.94
6.125	8	944,181	3.28	6.875	718	118,023	81.83	0.00
6.250	3	643,100	2.23	6.750	761	214,367	83.46	17.29
6.375	3	448,574	1.56	6.625	685	149,525	68.13	0.00
6.500	1	141,550	0.49	6.500	724	141,550	89.58	0.00
6.625	3	605,600	2.10	6.375	739	201,867	87.82	51.12
6.750	1	513,000	1.78	6.250	637	513,000	90.00	100.00
7.000	2	1,558,500	5.41	6.000	695	779,250	66.44	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
357	1	125,681	0.44	6.875	798	125,681	56.00	0.00
358	2	209,054	0.73	7.096	661	104,527	90.00	48.22
359	28	6,781,998	23.53	6.360	739	242,214	77.26	45.19
360	77	21,709,256	75.31	6.584	725	281,938	80.83	55.32
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
33	1	125,681	0.44	6.875	798	125,681	56.00	0.00
34	2	209,054	0.73	7.096	661	104,527	90.00	48.22
35	28	6,781,998	23.53	6.360	739	242,214	77.26	45.19
36	77	21,709,256	75.31	6.584	725	281,938	80.83	55.32
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2008-12	1	125,681	0.44	6.875	798	125,681	56.00	0.00
2009-01	2	209,054	0.73	7.096	661	104,527	90.00	48.22
2009-02	28	6,781,998	23.53	6.360	739	242,214	77.26	45.19
2009-03	68	18,401,806	63.84	6.546	721	270,615	79.60	50.15
2009-04	9	3,307,450	11.47	6.797	748	367,494	87.64	84.13
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Libor - 6 Month	36	7,757,181	26.91	6.837	709	215,477	82.79	17.61
Libor - 1 Year	72	21,068,808	73.09	6.426	735	292,622	78.90	65.54
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6	36	7,757,181	26.91	6.837	709	215,477	82.79	17.61
12	72	21,068,808	73.09	6.426	735	292,622	78.90	65.54
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
20.01 - 25.00	1	29,974	0.10	6.625	0	29,974	23.08	0.00
30.01 - 35.00	1	122,200	0.42	5.875	779	122,200	31.74	100.00
35.01 - 40.00	1	155,000	0.54	6.125	815	155,000	35.55	100.00
40.01 - 45.00	2	754,200	2.62	5.870	718	377,100	41.90	25.95
45.01 - 50.00	1	75,900	0.26	6.625	744	75,900	48.97	0.00
50.01 - 55.00	3	605,000	2.10	6.260	720	201,667	53.72	12.40
55.01 - 60.00	3	1,175,181	4.08	6.264	737	391,727	58.06	46.80
60.01 - 65.00	6	2,319,250	8.05	6.346	723	386,542	62.22	67.96
65.01 - 70.00	3	2,725,150	9.45	6.655	744	908,383	85.78	96.18
70.01 - 75.00	12	4,417,450	15.32	6.618	710	368,121	79.52	51.85
75.01 - 80.00	68	14,614,359	50.70	6.578	733	214,917	86.50	47.74
85.01 - 90.00	7	1,832,326	6.36	6.685	702	261,761	90.00	33.50
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Indicative Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
20.01 - 25.00	1	29,974	0.10	6.625	0	29,974	23.08	0.00
30.01 - 35.00	1	122,200	0.42	5.875	779	122,200	31.74	100.00
35.01 - 40.00	1	155,000	0.54	6.125	815	155,000	35.55	100.00
40.01 - 45.00	2	754,200	2.62	5.870	718	377,100	41.90	25.95
45.01 - 50.00	1	75,900	0.26	6.625	744	75,900	48.97	0.00
50.01 - 55.00	3	605,000	2.10	6.260	720	201,667	53.72	12.40
55.01 - 60.00	3	1,175,181	4.08	6.264	737	391,727	58.06	46.80
60.01 - 65.00	6	2,319,250	8.05	6.346	723	386,542	62.22	67.96
65.01 - 70.00	1	621,150	2.15	6.125	673	621,150	69.79	100.00
70.01 - 75.00	5	2,442,250	8.47	6.632	701	488,450	72.24	93.78
75.01 - 80.00	37	9,079,059	31.50	6.476	735	245,380	79.78	26.50
80.01 - 85.00	1	256,800	0.89	6.125	749	256,800	83.12	100.00
85.01 - 90.00	21	6,234,377	21.63	6.834	737	296,875	89.98	57.72
90.01 - 95.00	3	1,441,450	5.00	6.460	720	480,483	94.55	88.02
95.01 - 100.00	22	3,514,199	12.19	6.679	722	159,736	99.98	58.61
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	2	154,774	0.54	6.827	0	77,387	56.72	0.00
620 - 644	5	1,210,900	4.20	6.768	639	242,180	80.07	50.69
645 - 669	6	1,515,849	5.26	6.650	659	252,642	83.85	91.31
670 - 694	16	4,485,704	15.56	6.541	683	280,357	81.54	54.82
695 - 719	14	5,125,947	17.78	6.413	703	366,139	73.67	55.74
720 - 744	18	4,317,750	14.98	6.522	728	239,875	83.47	39.69
745 - 769	17	5,832,896	20.23	6.580	757	343,112	81.85	61.45
770 - 794	21	4,386,913	15.22	6.444	782	208,901	83.18	43.59
795 - 819	9	1,795,256	6.23	6.719	807	199,473	69.98	36.29
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Primary Residence	50	17,176,556	59.59	6.435	725	343,531	79.36	61.77
Investment	42	8,626,047	29.92	6.761	736	205,382	80.62	34.42
Second Home	16	3,023,386	10.49	6.472	723	188,962	81.38	52.78
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Single Family Residence	39	13,515,203	46.89	6.590	729	346,544	79.02	70.54
Condo	30	7,308,263	25.35	6.380	722	243,609	79.80	29.44
Planned unit developments	35	6,991,673	24.25	6.608	729	199,762	81.62	49.92
Two- to four-family	3	899,100	3.12	6.404	753	299,700	79.54	0.00
Townhouses	1	111,750	0.39	6.875	752	111,750	100.00	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	47	15,175,649	52.65	6.434	722	322,886	80.49	100.00
Full Asset/Stated Income	37	9,182,910	31.86	6.508	736	248,187	80.45	0.00
No Documentation	14	1,959,830	6.80	7.346	740	139,988	83.88	0.00
No Ratio	6	1,267,600	4.40	6.575	697	211,267	66.09	0.00
Stated Income/Stated Asset	3	740,500	2.57	7.057	713	246,833	90.22	0.00
Streamline Refinance	1	499,500	1.73	6.125	810	499,500	58.77	0.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 1 Mortgage Loan Statistics (continued)

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Purchase	86	20,658,139	71.66	6.640	734	240,211	85.49	44.31
Cash-out Refinance	16	6,491,500	22.52	6.302	707	405,719	66.48	83.24
Rate/Term Refinance	6	1,676,350	5.82	6.164	737	279,392	63.73	36.89
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	76	23,854,890	82.75	6.497	731	313,880	78.52	53.07
Georgia	26	4,145,474	14.38	6.670	710	159,441	86.84	54.37
North Carolina	6	825,626	2.86	7.014	744	137,604	86.67	31.74
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	20	3,227,430	11.20	7.043	722	161,371	76.89	0.00
0.01 - 15.00	16	3,247,859	11.27	6.598	746	202,991	74.10	35.22
15.01 - 30.00	41	13,678,751	47.45	6.523	733	333,628	82.40	57.03
30.01 - 45.00	29	8,163,949	28.32	6.348	715	281,515	79.07	70.11
45.01 - 60.00	1	172,800	0.60	5.250	697	172,800	93.80	100.00
75.01 - 90.00	1	335,200	1.16	6.875	737	335,200	80.00	100.00
Total:	108	28,825,989	100.00	6.537	728	266,907	79.95	52.65

Pool 2 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	97,475,455	44,165	1,643,000
Average Scheduled Principal Balance	223,568
Number of Mortgage Loans	436

Weighted Average Gross Coupon	6.678%	4.750%	8.375%
Weighted Average FICO Score	731	632	813
Weighted Average Original LTV	83.03%	38.92%	100.00%
Weighted Average Indicative CLTV	89.21%	38.92%	100.00%
Weighted Average DTI	30.87%	5.51%	53.96%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	360	356	360
Weighted Average Seasoning	0	0	4

Weighted Average Gross Margin	2.250%	2.250%	2.250%
Weighted Average Minimum Interest Rate	2.250%	2.250%	2.250%
Weighted Average Maximum Interest Rate	12.761%	10.750%	14.375%
Weighted Average Initial Rate Cap	5.375%	5.000%	7.625%
Weighted Average Subsequent Rate Cap	1.416%	0.000%	2.000%
Weighted Average Months to Roll	60	56	60

Maturity Date		November 1, 2035	April 1, 2036
Maximum Zip Code Concentration	30024(3.28%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	97.59%	Single Family	27.68%
Weighted Average IO Term	120	2 - 4 Units	1.47%
Not Interest Only	2.41%	Condo	19.88%
		Planned Unit Development	50.20%
First Lien	100.00%	Townhouse	0.77%
Second Lien	0.00%
		Top 5 States:
Full Documentation	52.01%	Georgia	54.34
		Florida	40.93
Purchase	76.15%	North Carolina	3.52
Cash Out Refinance	7.76%	South Carolina	0.73
Rate/Term Refinance	11.44%	Tennessee	0.48
Construction-to-Perm*	4.65%

Primary	65.13%
Investment	14.70%
Second / Vacation	20.17%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Pool 2 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
ARM - 5 Year/6 Month	10	2,348,497	2.41	7.900	721	234,850	83.61	20.09
ARM - 5 Year/1 Year Interest Only	302	68,989,208	70.78	6.480	735	228,441	90.98	58.00
ARM - 5 Year/6 Month Interest Only	124	26,137,750	26.81	7.092	719	210,788	85.04	39.07
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	1	44,165	0.05	8.250	676	44,165	75.00	0.00
50,001 - 100,000	45	3,827,415	3.93	7.246	731	85,054	89.72	63.12
100,001 - 150,000	117	14,381,744	14.75	6.823	723	122,921	92.25	61.70
150,001 - 200,000	83	14,451,359	14.83	6.781	730	174,113	91.86	57.18
200,001 - 250,000	69	15,280,997	15.68	6.684	738	221,464	89.88	46.50
250,001 - 300,000	37	10,155,043	10.42	6.634	728	274,461	92.85	48.41
300,001 - 350,000	22	7,142,997	7.33	6.641	750	324,682	91.76	36.25
350,001 - 400,000	15	5,525,776	5.67	6.647	723	368,385	89.54	39.81
400,001 - 450,000	15	6,292,821	6.46	6.676	712	419,521	90.48	52.51
450,001 - 500,000	8	3,748,800	3.85	6.866	717	468,600	79.60	24.81
500,001 - 550,000	7	3,648,161	3.74	6.074	721	521,166	82.07	58.53
550,001 - 600,000	5	2,921,150	3.00	6.123	749	584,230	83.27	60.57
600,001 - 650,000	5	3,123,650	3.20	6.777	723	624,730	88.91	0.00
650,001 - 700,000	1	700,000	0.72	5.875	750	700,000	53.85	100.00
700,001 - 750,000	1	738,679	0.76	7.875	780	738,679	80.00	0.00
750,001 - 800,000	1	800,000	0.82	5.875	792	800,000	100.00	100.00
900,001 - 950,000	1	932,500	0.96	6.500	683	932,500	79.70	100.00
950,001 - 1,000,000	1	1,000,000	1.03	6.375	783	1,000,000	80.00	100.00
1,100,001 - 1,200,000	1	1,117,200	1.15	6.250	742	1,117,200	77.05	100.00
1,500,001 >=	1	1,643,000	1.69	6.125	717	1,643,000	74.68	100.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
4.500 - 4.999	1	250,000	0.26	4.750	792	250,000	38.92	100.00
5.000 - 5.499	4	1,697,914	1.74	5.338	766	424,479	76.16	47.25
5.500 - 5.999	56	15,574,547	15.98	5.776	743	278,117	84.31	72.56
6.000 - 6.499	91	21,607,624	22.17	6.185	738	237,446	85.10	81.45
6.500 - 6.999	120	26,418,123	27.10	6.706	725	220,151	93.10	43.21
7.000 - 7.499	80	16,893,622	17.33	7.152	729	211,170	95.77	32.21
7.500 - 7.999	44	8,915,539	9.15	7.707	715	202,626	86.46	26.66
8.000 - 8.499	40	6,118,086	6.28	8.237	704	152,952	90.95	24.67
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	426	95,126,958	97.59	6.648	731	223,303	89.35	52.80
No	10	2,348,497	2.41	7.900	721	234,850	83.61	20.09
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.501 - 10.750	1	250,000	0.26	4.750	792	250,000	38.92	100.00
11.001 - 11.250	2	499,714	0.51	5.250	756	249,857	75.26	43.88
11.251 - 11.500	7	2,021,300	2.07	5.462	748	288,757	82.25	44.63
11.501 - 11.750	19	4,843,800	4.97	5.723	729	254,937	88.33	62.15
11.751 - 12.000	41	10,134,501	10.40	5.928	746	247,183	85.38	79.06
12.001 - 12.250	45	9,793,570	10.05	6.200	738	217,635	85.18	83.57
12.251 - 12.500	46	11,396,879	11.69	6.450	728	247,758	90.61	60.09
12.501 - 12.750	47	9,595,310	9.84	6.702	729	204,156	95.21	51.83
12.751 - 13.000	96	23,410,879	24.02	6.618	735	243,863	88.91	48.48
13.001 - 13.250	39	8,599,527	8.82	7.186	728	220,501	94.41	33.06
13.251 - 13.500	25	4,200,415	4.31	7.438	709	168,017	94.43	26.72
13.501 - 13.750	18	3,996,746	4.10	7.711	711	222,041	82.62	35.42
13.751 - 14.000	18	3,422,248	3.51	7.904	723	190,125	89.77	10.11
14.001 - 14.250	17	3,105,867	3.19	8.201	702	182,698	90.94	16.68
14.251 - 14.500	15	2,204,700	2.26	8.375	705	146,980	90.07	31.72
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000	302	68,989,208	70.78	6.480	735	228,441	90.98	58.00
5.375	1	172,100	0.18	7.625	0	172,100	74.98	0.00
5.625	1	127,350	0.13	7.375	802	127,350	99.96	0.00
5.750	3	534,200	0.55	7.046	713	178,067	97.96	20.37
5.875	2	354,450	0.36	7.125	730	177,225	89.99	0.00
6.000	94	17,026,363	17.47	7.745	712	181,132	87.79	21.85
6.125	10	2,201,385	2.26	6.875	690	220,138	85.11	3.85
6.250	4	541,600	0.56	6.750	726	135,400	83.77	53.06
6.375	1	230,350	0.24	6.625	687	230,350	80.00	0.00
6.500	1	254,000	0.26	6.500	693	254,000	99.69	100.00
6.625	1	125,900	0.13	6.375	801	125,900	100.00	100.00
6.750	1	102,100	0.10	6.250	741	102,100	79.97	100.00
6.875	2	1,924,750	1.97	6.125	714	962,375	75.43	100.00
7.000	4	1,007,550	1.03	6.000	728	251,888	84.88	100.00
7.125	3	1,515,700	1.55	5.875	774	505,233	63.36	46.18
7.250	4	1,372,100	1.41	5.750	747	343,025	83.80	100.00
7.375	1	413,350	0.42	5.625	766	413,350	80.00	100.00
7.625	1	583,000	0.60	5.375	759	583,000	72.88	100.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	134	28,486,247	29.22	7.158	719	212,584	84.92	37.51
2.000	302	68,989,208	70.78	6.480	735	228,441	90.98	58.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.375	1	172,100	0.18	7.625	0	172,100	74.98	0.00
5.625	1	127,350	0.13	7.375	802	127,350	99.96	0.00
5.750	3	534,200	0.55	7.046	713	178,067	97.96	20.37
5.875	2	354,450	0.36	7.125	730	177,225	89.99	0.00
6.000	396	86,015,571	88.24	6.730	731	217,211	90.35	50.84
6.125	10	2,201,385	2.26	6.875	690	220,138	85.11	3.85
6.250	4	541,600	0.56	6.750	726	135,400	83.77	53.06
6.375	1	230,350	0.24	6.625	687	230,350	80.00	0.00
6.500	1	254,000	0.26	6.500	693	254,000	99.69	100.00
6.625	1	125,900	0.13	6.375	801	125,900	100.00	100.00
6.750	1	102,100	0.10	6.250	741	102,100	79.97	100.00
6.875	2	1,924,750	1.97	6.125	714	962,375	75.43	100.00
7.000	4	1,007,550	1.03	6.000	728	251,888	84.88	100.00
7.125	3	1,515,700	1.55	5.875	774	505,233	63.36	46.18
7.250	4	1,372,100	1.41	5.750	747	343,025	83.80	100.00
7.375	1	413,350	0.42	5.625	766	413,350	80.00	100.00
7.625	1	583,000	0.60	5.375	759	583,000	72.88	100.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
356	1	413,350	0.42	5.625	766	413,350	80.00	100.00
357	7	1,117,041	1.15	7.439	708	159,577	86.11	27.20
358	5	1,384,356	1.42	7.609	767	276,871	87.32	38.97
359	118	29,291,238	30.05	6.458	729	248,231	88.02	54.92
360	305	65,269,470	66.96	6.751	731	213,998	89.89	51.10
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
56	1	413,350	0.42	5.625	766	413,350	80.00	100.00
57	7	1,117,041	1.15	7.439	708	159,577	86.11	27.20
58	5	1,384,356	1.42	7.609	767	276,871	87.32	38.97
59	118	29,291,238	30.05	6.458	729	248,231	88.02	54.92
60	305	65,269,470	66.96	6.751	731	213,998	89.89	51.10
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2010-11	1	413,350	0.42	5.625	766	413,350	80.00	100.00
2010-12	7	1,117,041	1.15	7.439	708	159,577	86.11	27.20
2011-01	5	1,384,356	1.42	7.609	767	276,871	87.32	38.97
2011-02	118	29,291,238	30.05	6.458	729	248,231	88.02	54.92
2011-03	245	52,768,470	54.14	6.726	730	215,382	89.46	49.88
2011-04	60	12,501,000	12.82	6.854	735	208,350	91.71	56.25
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Libor - 6 Month	134	28,486,247	29.22	7.158	719	212,584	84.92	37.51
Libor - 1 Year	302	68,989,208	70.78	6.480	735	228,441	90.98	58.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6	134	28,486,247	29.22	7.158	719	212,584	84.92	37.51
12	302	68,989,208	70.78	6.480	735	228,441	90.98	58.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
35.01 - 40.00	1	250,000	0.26	4.750	792	250,000	38.92	100.00
40.01 - 45.00	2	250,450	0.26	6.125	751	125,225	44.34	59.89
45.01 - 50.00	3	438,300	0.45	6.575	754	146,100	47.23	52.02
50.01 - 55.00	4	1,472,300	1.51	6.464	726	368,075	53.80	90.33
55.01 - 60.00	2	854,679	0.88	7.824	764	427,339	76.82	0.00
60.01 - 65.00	27	7,434,796	7.63	6.734	714	275,363	74.27	29.70
65.01 - 70.00	11	2,476,763	2.54	7.312	729	225,160	74.22	13.43
70.01 - 75.00	22	6,409,858	6.58	6.590	727	291,357	78.03	46.64
75.01 - 80.00	221	44,792,783	45.95	6.478	732	202,682	90.21	70.38
80.01 - 85.00	1	75,150	0.08	6.625	676	75,150	100.00	100.00
85.01 - 90.00	25	5,451,640	5.59	6.777	717	218,066	89.50	47.99
90.01 - 95.00	14	3,872,350	3.97	6.813	715	276,596	94.88	35.21
95.01 - 100.00	103	23,696,387	24.31	6.953	738	230,062	99.99	32.18
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Indicative Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
35.01 - 40.00	1	250,000	0.26	4.750	792	250,000	38.92	100.00
40.01 - 45.00	2	250,450	0.26	6.125	751	125,225	44.34	59.89
45.01 - 50.00	3	438,300	0.45	6.575	754	146,100	47.23	52.02
50.01 - 55.00	4	1,472,300	1.51	6.464	726	368,075	53.80	90.33
55.01 - 60.00	1	116,000	0.12	7.500	659	116,000	56.59	0.00
60.01 - 65.00	13	3,941,746	4.04	6.364	724	303,211	63.63	42.77
65.01 - 70.00	7	2,016,263	2.07	6.970	727	288,038	66.45	34.10
70.01 - 75.00	16	5,160,715	5.29	6.307	738	322,545	73.81	55.91
75.01 - 80.00	61	16,843,085	17.28	6.415	734	276,116	79.49	52.34
80.01 - 85.00	4	1,125,750	1.15	6.410	725	281,438	83.89	22.37
85.01 - 90.00	78	15,725,390	16.13	6.691	722	201,608	89.50	58.01
90.01 - 95.00	40	8,961,650	9.19	6.791	714	224,041	94.61	49.91
95.01 - 100.00	206	41,173,807	42.24	6.847	736	199,873	99.92	50.55
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	5	1,109,485	1.14	7.356	0	221,897	71.43	52.27
620 - 644	4	1,272,869	1.31	6.666	638	318,217	88.44	63.58
645 - 669	38	7,789,690	7.99	6.884	663	204,992	88.48	59.44
670 - 694	70	13,346,275	13.69	7.000	683	190,661	90.16	47.24
695 - 719	75	19,380,984	19.88	6.672	708	258,413	87.83	38.18
720 - 744	71	15,896,985	16.31	6.777	731	223,901	92.83	54.76
745 - 769	83	16,860,829	17.30	6.540	756	203,143	88.94	54.44
770 - 794	56	14,618,040	15.00	6.331	782	261,036	85.90	64.26
795 - 819	34	7,200,300	7.39	6.584	802	211,774	94.15	51.31
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Primary Residence	259	63,485,640	65.13	6.494	726	245,118	89.49	57.86
Second Home	85	19,656,837	20.17	6.771	740	231,257	92.11	28.51
Investment	92	14,332,978	14.70	7.367	738	155,793	84.00	58.30
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Planned unit developments	186	48,929,207	50.20	6.609	730	263,060	89.20	51.62
Single Family Residence	140	26,985,542	27.68	6.637	732	192,754	89.15	58.79
Condo	99	19,373,842	19.88	6.889	728	195,695	90.90	42.22
Two- to four-family	5	1,433,765	1.47	6.997	717	286,753	68.88	64.56
Townhouses	6	753,100	0.77	6.614	756	125,517	87.13	61.76
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	237	50,694,925	52.01	6.409	734	213,903	88.78	100.00
Full Asset/Stated Income	133	33,261,236	34.12	6.741	737	250,084	91.75	0.00
No Documentation	34	6,710,157	6.88	7.707	707	197,358	81.61	0.00
No Ratio	17	3,873,515	3.97	7.511	694	227,854	86.84	0.00
Stated Income/Stated Asset	11	1,953,593	2.00	7.668	695	177,599	89.04	0.00
Streamline Refinance	4	982,029	1.01	6.184	724	245,507	86.76	0.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 2 Mortgage Loan Statistics (continued)

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Purchase	349	74,226,427	76.15	6.809	734	212,683	92.39	44.58
Rate/Term Refinance	45	11,151,297	11.44	6.347	716	247,807	83.25	69.12
Cash-out Refinance	34	7,562,132	7.76	6.354	713	222,416	75.75	70.92
Construction-to-Perm	8	4,535,600	4.65	5.889	736	566,950	74.28	100.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	158	39,899,310	40.93	6.824	729	252,527	86.66	39.36
Georgia	250	52,969,187	54.34	6.547	731	211,877	90.73	60.46
North Carolina	24	3,430,908	3.52	6.962	740	142,955	92.65	72.95
South Carolina	2	712,450	0.73	7.127	744	356,225	100.00	0.00
Tennessee	2	463,600	0.48	6.375	770	231,800	93.34	100.00
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	52	10,553,572	10.83	7.584	703	202,953	83.52	0.00
0.01 - 15.00	32	6,097,716	6.26	6.719	740	190,554	89.43	32.29
15.01 - 30.00	151	33,571,349	34.44	6.597	741	222,327	87.74	54.80
30.01 - 45.00	186	41,849,519	42.93	6.529	729	224,997	92.39	61.31
45.01 - 60.00	15	5,403,300	5.54	6.523	720	360,220	84.53	86.44
Total:	436	97,475,455	100.00	6.678	731	223,568	89.21	52.01

Pool 3 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	238,685,142	79,500	1,687,500
Average Scheduled Principal Balance	274,036
Number of Mortgage Loans	871

Weighted Average Gross Coupon	6.453%	5.125%	8.500%
Weighted Average FICO Score	736	624	817
Weighted Average Original LTV	81.39%	16.00%	100.00%
Weighted Average Indicative CLTV	84.82%	16.00%	100.00%
Weighted Average DTI	30.55%	2.27%	58.86%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	360	358	360
Weighted Average Seasoning	0	0	2

Weighted Average Gross Margin	2.232%	0.000%	2.750%
Weighted Average Minimum Interest Rate	2.232%	0.000%	2.750%
Weighted Average Maximum Interest Rate	12.492%	11.125%	14.500%
Weighted Average Initial Rate Cap	5.111%	5.000%	7.375%
Weighted Average Subsequent Rate Cap	1.854%	0.000%	2.000%
Weighted Average Months to Roll	84	82	84

Maturity Date		January 1, 2036	April 1, 2036
Maximum Zip Code Concentration	33629(1.91%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	99.73%	Single Family	32.26%
Weighted Average IO Term	120	2 - 4 Units	0.34%
Not Interest Only	0.27%	Condo	21.59%
		Planned Unit Development	45.47%
First Lien	100.00%	Townhouse	0.34%
Second Lien	0.00%
		Top 5 States:
Full Documentation	55.78%	Florida	73.23
		Georgia	20.91
Purchase	68.78%	North Carolina	4.84
Cash Out Refinance	14.47%	South Carolina	0.53
Rate/Term Refinance	15.24%	Tennessee	0.22
Construction-to-Perm*	1.52%

Primary	75.16%
Investment	8.87%
Second / Vacation	15.97%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Pool 3 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
ARM - 7 Year/1 Year	4	639,650	0.27	6.217	758	159,913	83.85	100.00
ARM - 7 Year/1 Year Interest Only	801	220,634,192	92.44	6.456	737	275,448	85.22	56.25
ARM - 7 Year/6 Month Interest Only	66	17,411,300	7.29	6.427	730	263,808	79.73	48.11
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
50,001 - 100,000	21	1,909,806	0.80	6.594	735	90,943	79.31	66.15
100,001 - 150,000	170	21,645,977	9.07	6.596	735	127,329	85.19	65.53
150,001 - 200,000	194	33,839,841	14.18	6.546	736	174,432	86.45	66.30
200,001 - 250,000	136	30,830,323	12.92	6.466	735	226,694	88.47	61.54
250,001 - 300,000	91	25,028,778	10.49	6.511	740	275,042	88.26	53.08
300,001 - 350,000	77	25,054,429	10.50	6.584	735	325,382	88.63	54.54
350,001 - 400,000	44	16,607,559	6.96	6.512	731	377,445	86.00	36.22
400,001 - 450,000	24	10,142,853	4.25	6.414	736	422,619	85.03	58.36
450,001 - 500,000	31	14,777,037	6.19	6.463	739	476,679	87.17	38.32
500,001 - 550,000	21	11,058,950	4.63	6.189	742	526,617	82.17	42.80
550,001 - 600,000	16	9,148,533	3.83	6.279	751	571,783	87.05	37.06
600,001 - 650,000	10	6,373,715	2.67	6.258	743	637,372	75.91	49.73
650,001 - 700,000	6	4,034,315	1.69	6.400	719	672,386	78.46	33.46
700,001 - 750,000	6	4,365,000	1.83	6.228	727	727,500	80.65	33.68
750,001 - 800,000	6	4,633,053	1.94	6.206	732	772,175	71.46	100.00
800,001 - 850,000	1	820,000	0.34	6.250	764	820,000	80.00	100.00
850,001 - 900,000	2	1,724,800	0.72	6.250	734	862,400	65.66	0.00
900,001 - 950,000	3	2,767,350	1.16	6.291	720	922,450	65.84	100.00
950,001 - 1,000,000	5	4,982,224	2.09	6.100	750	996,445	80.74	79.93
1,100,001 - 1,200,000	3	3,467,350	1.45	6.287	714	1,155,783	65.55	34.16
1,200,001 - 1,300,000	2	2,466,000	1.03	6.312	764	1,233,000	80.00	49.31
1,300,001 - 1,400,000	1	1,319,750	0.55	6.250	752	1,319,750	64.07	100.00
1,500,001 >=	1	1,687,500	0.71	6.250	690	1,687,500	75.00	100.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000 - 5.499	4	911,750	0.38	5.318	734	227,938	93.47	100.00
5.500 - 5.999	104	31,453,062	13.18	5.797	745	302,433	78.05	70.86
6.000 - 6.499	337	104,339,928	43.71	6.212	738	309,614	78.93	62.73
6.500 - 6.999	226	55,130,972	23.10	6.695	731	243,942	89.96	55.42
7.000 - 7.499	187	44,089,580	18.47	7.144	734	235,773	96.12	31.57
7.500 - 7.999	12	2,635,050	1.10	7.507	724	219,588	98.37	0.00
8.500 - 8.999	1	124,800	0.05	8.500	710	124,800	100.00	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	867	238,045,492	99.73	6.454	736	274,562	84.82	55.66
No	4	639,650	0.27	6.217	758	159,913	83.85	100.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	6	1,916,900	0.80	6.371	763	319,483	84.20	100.00
2.250	864	236,592,817	99.12	6.454	736	273,834	84.82	55.38
2.750	1	175,425	0.07	6.125	785	175,425	90.00	100.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
11.001 - 11.250	2	289,850	0.12	5.195	759	144,925	86.64	100.00
11.251 - 11.500	10	2,680,350	1.12	5.471	729	268,035	80.10	45.09
11.501 - 11.750	33	9,143,600	3.83	5.710	751	277,079	81.08	77.13
11.751 - 12.000	111	36,186,511	15.16	5.939	746	326,005	78.32	65.56
12.001 - 12.250	163	50,222,503	21.04	6.195	736	308,114	78.84	64.89
12.251 - 12.500	147	42,722,786	17.90	6.414	733	290,631	81.50	60.31
12.501 - 12.750	96	22,800,242	9.55	6.694	733	237,503	90.85	59.27
12.751 - 13.000	185	44,455,309	18.63	6.750	735	240,299	89.41	47.76
13.001 - 13.250	82	19,667,915	8.24	7.172	735	239,853	96.79	30.47
13.251 - 13.500	40	10,248,425	4.29	7.405	727	256,211	98.75	17.19
13.501 - 13.750	1	142,850	0.06	7.625	674	142,850	94.98	0.00
14.251 - 14.500	1	124,800	0.05	8.500	710	124,800	100.00	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000	805	221,273,842	92.71	6.455	737	274,874	85.22	56.38
5.750	1	171,000	0.07	7.250	701	171,000	95.00	0.00
5.875	1	88,000	0.04	7.125	790	88,000	90.00	100.00
6.000	22	4,545,350	1.90	6.829	708	206,607	86.58	30.01
6.125	4	798,900	0.33	6.875	733	199,725	88.38	0.00
6.250	5	976,050	0.41	6.750	670	195,210	86.53	35.81
6.375	4	820,100	0.34	6.625	705	205,025	92.66	26.63
6.500	3	1,108,000	0.46	6.500	751	369,333	77.65	0.00
6.625	5	1,954,100	0.82	6.375	737	390,820	84.08	62.06
6.750	6	1,513,700	0.63	6.250	748	252,283	70.73	86.79
6.875	5	1,773,400	0.74	6.125	718	354,680	87.20	89.17
7.000	3	1,128,000	0.47	6.000	760	376,000	44.31	57.62
7.125	4	1,616,400	0.68	5.875	760	404,100	66.58	63.71
7.250	2	568,300	0.24	5.750	778	284,150	81.31	100.00
7.375	1	350,000	0.15	5.625	771	350,000	67.39	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	66	17,411,300	7.29	6.427	730	263,808	79.73	48.11
2.000	805	221,273,842	92.71	6.455	737	274,874	85.22	56.38
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.750	1	171,000	0.07	7.250	701	171,000	95.00	0.00
5.875	1	88,000	0.04	7.125	790	88,000	90.00	100.00
6.000	827	225,819,192	94.61	6.463	736	273,058	85.25	55.85
6.125	4	798,900	0.33	6.875	733	199,725	88.38	0.00
6.250	5	976,050	0.41	6.750	670	195,210	86.53	35.81
6.375	4	820,100	0.34	6.625	705	205,025	92.66	26.63
6.500	3	1,108,000	0.46	6.500	751	369,333	77.65	0.00
6.625	5	1,954,100	0.82	6.375	737	390,820	84.08	62.06
6.750	6	1,513,700	0.63	6.250	748	252,283	70.73	86.79
6.875	5	1,773,400	0.74	6.125	718	354,680	87.20	89.17
7.000	3	1,128,000	0.47	6.000	760	376,000	44.31	57.62
7.125	4	1,616,400	0.68	5.875	760	404,100	66.58	63.71
7.250	2	568,300	0.24	5.750	778	284,150	81.31	100.00
7.375	1	350,000	0.15	5.625	771	350,000	67.39	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
358	1	399,900	0.17	6.750	745	399,900	72.72	0.00
359	234	70,055,017	29.35	6.411	735	299,380	84.26	58.49
360	636	168,230,225	70.48	6.470	737	264,513	85.08	54.78
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
82	1	399,900	0.17	6.750	745	399,900	72.72	0.00
83	234	70,055,017	29.35	6.411	735	299,380	84.26	58.49
84	636	168,230,225	70.48	6.470	737	264,513	85.08	54.78
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2013-01	1	399,900	0.17	6.750	745	399,900	72.72	0.00
2013-02	234	70,055,017	29.35	6.411	735	299,380	84.26	58.49
2013-03	501	132,116,775	55.35	6.438	736	263,706	84.80	58.37
2013-04	135	36,113,450	15.13	6.587	741	267,507	86.09	41.61
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Libor - 6 Month	66	17,411,300	7.29	6.427	730	263,808	79.73	48.11
Libor - 1 Year	805	221,273,842	92.71	6.455	737	274,874	85.22	56.38
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6	66	17,411,300	7.29	6.427	730	263,808	79.73	48.11
12	805	221,273,842	92.71	6.455	737	274,874	85.22	56.38
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
15.01 - 20.00	1	140,000	0.06	5.875	800	140,000	16.00	100.00
20.01 - 25.00	3	486,300	0.20	5.945	731	162,100	22.76	58.87
30.01 - 35.00	6	1,341,500	0.56	6.046	761	223,583	33.79	77.63
35.01 - 40.00	8	2,096,677	0.88	6.064	752	262,085	44.13	34.34
40.01 - 45.00	7	1,451,396	0.61	6.253	771	207,342	55.19	53.26
45.01 - 50.00	12	4,313,250	1.81	6.312	763	359,438	49.90	32.66
50.01 - 55.00	11	2,215,350	0.93	6.095	758	201,395	54.56	32.87
55.01 - 60.00	14	4,328,531	1.81	6.174	750	309,181	58.08	44.07
60.01 - 65.00	32	12,158,630	5.09	6.224	733	379,957	64.57	69.34
65.01 - 70.00	33	13,555,447	5.68	6.136	740	410,771	70.25	56.18
70.01 - 75.00	40	13,456,275	5.64	6.272	720	336,407	74.75	65.47
75.01 - 80.00	405	107,556,015	45.06	6.265	740	265,570	86.12	62.52
80.01 - 85.00	3	646,550	0.27	6.106	673	215,517	84.44	100.00
85.01 - 90.00	31	6,738,928	2.82	6.604	725	217,385	89.37	46.25
90.01 - 95.00	43	9,692,714	4.06	6.667	711	225,412	94.65	69.52
95.01 - 100.00	222	58,507,580	24.51	6.990	735	263,548	99.91	40.20
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Indicative Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
15.01 - 20.00	1	140,000	0.06	5.875	800	140,000	16.00	100.00
20.01 - 25.00	3	486,300	0.20	5.945	731	162,100	22.76	58.87
30.01 - 35.00	6	1,341,500	0.56	6.046	761	223,583	33.79	77.63
35.01 - 40.00	6	1,334,977	0.56	6.133	751	222,496	37.67	22.84
40.01 - 45.00	4	760,000	0.32	6.333	789	190,000	43.02	40.13
45.01 - 50.00	12	4,440,250	1.86	6.301	763	370,021	47.82	34.59
50.01 - 55.00	11	2,273,500	0.95	6.026	755	206,682	53.76	32.03
55.01 - 60.00	14	4,393,081	1.84	6.192	747	313,792	56.92	52.87
60.01 - 65.00	30	11,570,130	4.85	6.189	736	385,671	62.94	70.23
65.01 - 70.00	32	12,128,647	5.08	6.092	741	379,020	68.43	65.30
70.01 - 75.00	38	12,042,047	5.05	6.255	729	316,896	73.03	58.51
75.01 - 80.00	217	63,269,701	26.51	6.278	744	291,565	79.35	52.66
80.01 - 85.00	7	2,889,446	1.21	6.144	699	412,778	84.50	22.38
85.01 - 90.00	96	23,923,260	10.02	6.457	724	249,201	89.75	50.98
90.01 - 95.00	72	16,948,577	7.10	6.410	722	235,397	94.51	82.57
95.01 - 100.00	322	80,743,727	33.83	6.783	735	250,757	99.92	53.52
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	2	360,900	0.15	6.378	0	180,450	89.08	100.00
620 - 644	12	2,577,650	1.08	6.619	636	214,804	86.91	83.69
645 - 669	36	9,080,258	3.80	6.252	660	252,229	83.99	96.86
670 - 694	124	33,664,967	14.10	6.578	684	271,492	87.54	58.66
695 - 719	154	42,728,159	17.90	6.481	708	277,456	85.77	49.82
720 - 744	152	39,064,651	16.37	6.534	734	257,004	87.06	47.83
745 - 769	165	50,240,375	21.05	6.416	756	304,487	85.17	52.66
770 - 794	165	46,716,209	19.57	6.407	782	283,129	82.57	60.96
795 - 819	61	14,251,974	5.97	6.238	803	233,639	75.54	50.22
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Primary Residence	605	179,389,992	75.16	6.379	734	296,512	85.03	59.05
Second Home	142	38,118,208	15.97	6.615	744	268,438	86.97	39.13
Investment	124	21,176,942	8.87	6.790	746	170,782	79.19	57.96
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Planned unit developments	350	108,534,540	45.47	6.427	734	310,099	85.47	56.50
Single Family Residence	271	76,993,985	32.26	6.407	734	284,111	82.60	58.25
Condo	241	51,525,958	21.59	6.573	745	213,801	86.86	51.20
Townhouses	5	816,659	0.34	6.392	766	163,332	91.71	69.63
Two- to four-family	4	814,000	0.34	6.746	750	203,500	71.44	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	513	133,127,088	55.78	6.343	734	259,507	84.95	100.00
Full Asset/Stated Income	327	97,287,704	40.76	6.593	740	297,516	85.45	0.00
Stated Income/Stated Asset	10	1,975,750	0.83	6.931	722	197,575	76.27	0.00
Streamline Refinance	10	3,402,400	1.43	6.182	738	340,240	68.72	0.00
No Ratio	7	1,938,700	0.81	6.753	725	276,957	83.39	0.00
No Documentation	4	953,500	0.40	6.920	746	238,375	79.26	0.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Purchase	635	164,159,990	68.78	6.572	739	258,520	90.92	52.74
Rate/Term Refinance	112	36,372,681	15.24	6.220	732	324,756	72.03	55.20
Cash-out Refinance	117	34,532,801	14.47	6.157	729	295,152	71.37	66.15
Construction-to-Perm	7	3,619,670	1.52	6.242	739	517,096	65.03	100.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Alabama	1	221,000	0.09	7.250	763	221,000	100.00	100.00
Colorado	1	432,450	0.18	6.375	768	432,450	100.00	100.00
Florida	598	174,783,140	73.23	6.441	738	292,279	82.27	53.29
Georgia	208	49,912,651	20.91	6.520	733	239,965	91.27	62.58
North Carolina	55	11,545,402	4.84	6.338	732	209,916	93.99	61.33
South Carolina	5	1,261,350	0.53	6.493	740	252,270	90.49	38.44
Tennessee	3	529,150	0.22	6.416	745	176,383	85.82	100.00
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 3 Mortgage Loan Statistics (continued)

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	13	3,759,200	1.57	6.665	732	289,169	80.59	0.00
0.01 - 15.00	74	17,821,500	7.47	6.480	744	240,831	77.31	43.71
15.01 - 30.00	321	86,877,284	36.40	6.433	744	270,646	82.11	51.78
30.01 - 45.00	437	121,124,960	50.75	6.464	729	277,174	87.94	59.16
45.01 - 60.00	26	9,102,198	3.81	6.360	741	350,085	85.52	95.48
Total:	871	238,685,142	100.00	6.453	736	274,036	84.82	55.78

Pool 4 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	45,082,246	75,000	1,248,000
Average Scheduled Principal Balance	288,989
Number of Mortgage Loans	156

Weighted Average Gross Coupon	6.210%	5.625%	7.500%
Weighted Average FICO Score	737	629	817
Weighted Average Original LTV	78.62%	38.10%	100.00%
Weighted Average Indicative CLTV	86.11%	38.10%	100.00%
Weighted Average DTI	33.94%	9.28%	49.34%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	360	359	360
Weighted Average Seasoning	0	0	1

Weighted Average Gross Margin	2.250%	2.250%	2.250%
Weighted Average Minimum Interest Rate	2.250%	2.250%	2.250%
Weighted Average Maximum Interest Rate	12.222%	11.625%	13.500%
Weighted Average Initial Rate Cap	5.025%	5.000%	7.000%
Weighted Average Subsequent Rate Cap	1.974%	0.000%	2.000%
Weighted Average Months to Roll	120	119	120

Maturity Date		February 1, 2036	April 1, 2036
Maximum Zip Code Concentration	30014(3.45%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	99.72%	Single Family	39.22%
Weighted Average IO Term	120	2 - 4 Units	0.34%
Not Interest Only	0.28%	Condo	1.80%
		Planned Unit Development	57.68%
First Lien	100.00%	Townhouse	0.97%
Second Lien	0.00%
		Top 5 States:
Full Documentation	70.79%	Georgia	80.54
		Florida	13.91
Purchase	45.62%	North Carolina	5.55
Cash Out Refinance	17.37%
Rate/Term Refinance	37.01%
Construction-to-Perm	0.00%

Primary	88.02%
Investment	5.12%
Second / Vacation	6.86%

Pool 4 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
ARM - 10 Year/1 Year	1	127,000	0.28	6.750	760	127,000	75.15	0.00
ARM - 10 Year/1 Year Interest Only	153	44,373,446	98.43	6.210	736	290,023	86.05	71.35
ARM - 10 Year/6 Month Interest Only	2	581,800	1.29	6.070	774	290,900	93.07	44.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
50,001 - 100,000	4	371,100	0.82	6.429	761	92,775	71.59	73.05
100,001 - 150,000	31	3,820,919	8.48	6.394	736	123,255	87.69	65.09
150,001 - 200,000	31	5,461,193	12.11	6.372	729	176,168	92.18	87.03
200,001 - 250,000	20	4,427,472	9.82	6.072	734	221,374	87.88	75.49
250,001 - 300,000	17	4,603,092	10.21	6.288	735	270,770	89.42	76.69
300,001 - 350,000	10	3,187,650	7.07	6.110	746	318,765	87.64	89.78
350,001 - 400,000	13	4,924,300	10.92	6.058	739	378,792	84.27	84.68
400,001 - 450,000	6	2,556,600	5.67	6.256	721	426,100	80.40	66.84
450,001 - 500,000	5	2,338,200	5.19	6.254	720	467,640	84.99	100.00
500,001 - 550,000	7	3,678,600	8.16	6.215	753	525,514	83.84	85.86
550,001 - 600,000	1	577,790	1.28	5.875	745	577,790	77.56	100.00
600,001 - 650,000	2	1,269,450	2.82	5.930	749	634,725	79.67	0.00
650,001 - 700,000	1	668,300	1.48	6.375	761	668,300	80.00	0.00
700,001 - 750,000	2	1,419,930	3.15	5.998	723	709,965	89.37	50.42
750,001 - 800,000	2	1,529,700	3.39	5.938	729	764,850	81.31	0.00
850,001 - 900,000	1	900,000	2.00	6.500	721	900,000	97.78	100.00
950,001 - 1,000,000	1	999,950	2.22	6.125	685	999,950	80.00	0.00
1,000,001 - 1,100,000	1	1,100,000	2.44	6.500	791	1,100,000	94.55	100.00
1,200,001 - 1,300,000	1	1,248,000	2.77	6.250	778	1,248,000	69.51	0.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.500 - 5.999	27	8,153,262	18.09	5.804	747	301,973	86.56	77.58
6.000 - 6.499	92	28,091,784	62.31	6.168	737	305,345	84.74	67.46
6.500 - 6.999	30	7,633,400	16.93	6.616	731	254,447	90.23	80.45
7.000 - 7.499	5	826,000	1.83	7.287	719	165,200	85.23	48.02
7.500 - 7.999	2	377,800	0.84	7.500	706	188,900	97.33	26.68
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Pool 4 Mortgage Loan Statistics (continued)

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	155	44,955,246	99.72	6.208	737	290,034	86.14	70.99
No	1	127,000	0.28	6.750	760	127,000	75.15	0.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
11.501 - 11.750	10	3,323,180	7.37	5.702	748	332,318	88.08	74.30
11.751 - 12.000	42	12,502,152	27.73	5.952	746	297,670	86.70	76.88
12.001 - 12.250	44	14,387,469	31.91	6.183	731	326,988	82.39	64.96
12.251 - 12.500	32	8,881,045	19.70	6.423	735	277,533	89.24	76.29
12.501 - 12.750	13	3,263,000	7.24	6.663	728	251,000	86.76	71.22
12.751 - 13.000	8	1,521,600	3.38	6.567	744	190,200	90.30	58.54
13.001 - 13.250	3	432,200	0.96	7.206	725	144,067	86.46	61.79
13.251 - 13.500	4	771,600	1.71	7.436	709	192,900	90.47	29.86
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000	154	44,500,446	98.71	6.211	737	288,964	86.02	71.14
6.875	1	325,800	0.72	6.125	791	325,800	90.00	0.00
7.000	1	256,000	0.57	6.000	752	256,000	96.97	100.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Pool 4 Mortgage Loan Statistics (continued)

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	2	581,800	1.29	6.070	774	290,900	93.07	44.00
2.000	154	44,500,446	98.71	6.211	737	288,964	86.02	71.14
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6.000	154	44,500,446	98.71	6.211	737	288,964	86.02	71.14
6.875	1	325,800	0.72	6.125	791	325,800	90.00	0.00
7.000	1	256,000	0.57	6.000	752	256,000	96.97	100.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
359	46	12,296,456	27.28	6.107	738	267,314	83.75	66.49
360	110	32,785,790	72.72	6.248	737	298,053	87.00	72.41
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
119	46	12,296,456	27.28	6.107	738	267,314	83.75	66.49
120	110	32,785,790	72.72	6.248	737	298,053	87.00	72.41
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Pool 4 Mortgage Loan Statistics (continued)

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2016-02	46	12,296,456	27.28	6.107	738	267,314	83.75	66.49
2016-03	92	27,970,390	62.04	6.219	737	304,026	86.70	73.96
2016-04	18	4,815,400	10.68	6.418	735	267,522	88.73	63.39
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Libor - 6 Month	2	581,800	1.29	6.070	774	290,900	93.07	44.00
Libor - 1 Year	154	44,500,446	98.71	6.211	737	288,964	86.02	71.14
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6	2	581,800	1.29	6.070	774	290,900	93.07	44.00
12	154	44,500,446	98.71	6.211	737	288,964	86.02	71.14
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
35.01 - 40.00	1	400,000	0.89	6.125	765	400,000	38.10	100.00
45.01 - 50.00	1	75,000	0.17	6.500	802	75,000	45.50	100.00
50.01 - 55.00	1	189,600	0.42	6.375	699	189,600	51.24	100.00
55.01 - 60.00	1	170,000	0.38	5.750	776	170,000	58.62	100.00
60.01 - 65.00	3	309,500	0.69	6.658	732	103,167	63.44	65.11
65.01 - 70.00	5	2,591,350	5.75	6.226	775	518,270	68.71	15.24
70.01 - 75.00	7	2,925,394	6.49	6.240	750	417,913	73.33	40.98
75.01 - 80.00	125	35,775,502	79.36	6.174	734	286,204	89.02	78.15
85.01 - 90.00	6	1,383,550	3.07	6.504	730	230,592	89.16	46.66
90.01 - 95.00	2	487,200	1.08	6.269	724	243,600	94.24	100.00
95.01 - 100.00	4	775,150	1.72	7.036	726	193,788	100.00	24.91
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Pool 4 Mortgage Loan Statistics (continued)

Indicative Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
35.01 - 40.00	1	400,000	0.89	6.125	765	400,000	38.10	100.00
45.01 - 50.00	1	75,000	0.17	6.500	802	75,000	45.50	100.00
50.01 - 55.00	1	189,600	0.42	6.375	699	189,600	51.24	100.00
55.01 - 60.00	1	170,000	0.38	5.750	776	170,000	58.62	100.00
60.01 - 65.00	3	309,500	0.69	6.658	732	103,167	63.44	65.11
65.01 - 70.00	5	2,591,350	5.75	6.226	775	518,270	68.71	15.24
70.01 - 75.00	7	2,925,394	6.49	6.240	750	417,913	73.33	40.98
75.01 - 80.00	45	13,362,074	29.64	6.139	741	296,935	79.22	66.40
80.01 - 85.00	1	704,000	1.56	6.250	757	704,000	83.64	0.00
85.01 - 90.00	24	6,969,950	15.46	6.210	719	290,415	88.74	59.58
90.01 - 95.00	19	6,296,828	13.97	6.214	731	331,412	94.44	98.41
95.01 - 100.00	48	11,088,550	24.60	6.270	733	231,011	99.29	90.74
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
620 - 644	3	561,300	1.25	6.433	638	187,100	91.82	100.00
645 - 669	7	1,705,848	3.78	6.353	661	243,693	84.74	100.00
670 - 694	18	6,169,530	13.69	6.172	684	342,752	90.55	79.45
695 - 719	26	6,922,900	15.36	6.361	705	266,265	88.87	65.45
720 - 744	29	8,245,070	18.29	6.220	731	284,313	88.60	68.39
745 - 769	37	10,524,398	23.34	6.146	757	284,443	81.96	56.36
770 - 794	25	8,345,500	18.51	6.155	784	333,820	83.77	72.34
795 - 819	11	2,607,700	5.78	6.157	804	237,064	84.39	100.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Primary Residence	131	39,680,602	88.02	6.182	734	302,905	87.20	72.95
Second Home	9	3,092,644	6.86	6.166	772	343,627	76.82	52.66
Investment	16	2,309,000	5.12	6.735	741	144,313	79.85	58.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Pool 4 Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Planned unit developments	83	26,003,882	57.68	6.173	730	313,300	88.90	74.94
Single Family Residence	64	17,679,314	39.22	6.247	745	276,239	81.78	64.99
Condo	6	811,400	1.80	6.443	766	135,233	88.78	83.24
Townhouses	2	435,800	0.97	6.157	790	217,900	92.52	25.24
Two- to four-family	1	151,850	0.34	7.125	709	151,850	79.92	100.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	117	31,914,499	70.79	6.191	736	272,773	88.31	100.00
Full Asset/Stated Income	32	10,523,075	23.34	6.261	735	328,846	82.47	0.00
Streamline Refinance	7	2,644,672	5.87	6.230	763	377,810	74.07	0.00
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Purchase	84	20,565,552	45.62	6.193	737	244,828	91.49	79.96
Rate/Term Refinance	47	16,684,194	37.01	6.245	743	354,983	79.97	59.34
Cash-out Refinance	25	7,832,500	17.37	6.179	725	313,300	85.08	71.10
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	16	6,270,700	13.91	6.416	724	391,919	82.16	48.72
Georgia	130	36,311,096	80.54	6.177	737	279,316	86.65	73.05
North Carolina	10	2,500,450	5.55	6.164	770	250,045	88.29	93.40
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	1	147,950	0.33	6.500	705	147,950	89.67	0.00
0.01 - 15.00	10	2,028,550	4.50	6.370	766	202,855	71.16	61.94
15.01 - 30.00	44	12,684,908	28.14	6.171	738	288,293	84.44	61.77
30.01 - 45.00	92	28,345,338	62.87	6.204	734	308,101	87.68	74.79
45.01 - 60.00	9	1,875,500	4.16	6.357	740	208,389	89.67	86.55
Total:	156	45,082,246	100.00	6.210	737	288,989	86.11	70.79